As filed with the Securities and Exchange Commission on May 23, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SmartMetric, inc.
(Exact name of registrant as specified in its charter)

Nevada	3990	05-0543557
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3960 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

(702) 990-3687

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chaya Hendrick

Chief Executive Officer

3960 Howard Hughes Parkway, Suite 500

Las Vegas, Nevada 89169

(702) 990-3687

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Andrea Cataneo
Mitchell Silberberg & Knupp LLP
437 Madison Ave., 25th Floor
New York, NY 10022
(212) 509-3900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, check indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 23, 2022

SmartMetric, inc.

30,000,000 Shares of Common Stock

The selling stockholder identified in this prospectus may offer an indeterminate number of shares of its common stock, which will consist of up to 30,000,000 shares of common stock to be sold by Mast Hill Fund, L.P. (“Mast Hill” and the “Selling Stockholder”) pursuant to a certain equity purchase agreement (the “Agreement”) dated March 8, 2022, between SmartMetric, Inc. (the “Company”) and Mast Hill. If issued presently, the 30,000,000 shares of common stock registered for resale by Mast Hill would represent approximately 6.7 % of our issued and outstanding shares of common stock as of May 23, 2022. Additionally, as of the same date, the 30,000,000 shares of our common stock registered for resale herein would represent approximately 7.8 % of the Company’s public float.

The Selling Stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by Mast Hill. However, we will receive proceeds from our sale of shares to Mast Hill pursuant to the Agreement. We will sell shares to Mast Hill at a price equal the average of the two (2) lowest volume weighted average prices of the Company’s Common Stock on the Principal Market (as defined in the Agreement) during the Valuation Period (as defined in the Agreement), in each case as reported by Quotestream or other reputable source designated by Mast Hill. (“Market Price”)

Mast Hill is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is traded on OTCQB under the symbol “SMME”. On March 31, 2022, the reported closing price for our common stock was $0.0100 per share.

Prior to this offering, there has been a limited market for our securities. While our common stock trades on the OTCQB, there has been limited and fluctuating trading volume. There is no guarantee that an active trading market will remain or develop in our securities.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors.” Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 23, 2022

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the underwriters, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholder is offering to sell and seeking offers to buy our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision..

In this prospectus, unless the context indicates otherwise, “SmartMetric” the “Company,” “we,” “us,” and “our” refer to SmartMetric, Inc., a Nevada corporation.

Overview

Corporate History and Business Overview

SmartMetric, Inc. (“SmartMetric” or the “Company”) is a company that was incorporated pursuant to the laws of Nevada on December 18, 2002 and is engaged in the biometric technology manufacturing industry. SmartMetric has an issued patent covering technology that involves connection to networks using data cards (smart cards and “Europay, MasterCard, and Visa” (“EMV”) cards). In addition, SmartMetric holds the sole license to patents covering features of its biometric fingerprint activated cards. SmartMetric’s main product is a fingerprint sensor activated payments card for use in the credit/debit card industry. The SmartMetric fingerprint biometric card has a rechargeable battery allowing for portable biometric identification and card activation prior to being presented to or inserted in, a credit/debit card reader. These cards are herein sometimes referred to as a biometric card or the SmartMetric Biometric card.

The Market for Biometric Credit Cards

Estimated Market Size

The estimated size of the market for biometric credit/debit cards is significant. While the company is not making any projections on the actual size of the market a number of industry figures point to the outsized market size and potential.

According to EMVCo which is a credit card standards body responsible for the licensing and rules governing EMV chips used on today’s credit/debit cards, more than 10 billion EMV chip cards have been issued by banks globally.

SmartMetric retained AYTM, an independent consumer market research company, to ascertain the potential consumer demand for a credit card with incorporated fingerprint biometrics. The survey was conducted in the USA and the respondents were credit card users.

The result of the consumer research survey is as follows.

1: Are you concerned about credit card or identity fraud?

Answered Yes: 80.1%

2: Would you pay for a safer biometric secured credit card that has a built-in fingerprint reader for your protection?

Answered Yes: 65.5%

3: What would you prefer to pay for a biometric fingerprint secured safer credit card?

Answer 1: $69.95 onetime charge for the life of the card (3 years) 60.2%.

Answer 2: $8.95 per month (includes identity theft insurance) 39.7%.

Given these consumer research results and given the number of credit cards issued by banks, it is a massively large potential market that SmartMetric has developed its product for.

All credit/debit cards that are to be issued by a bank must be tested and approved of by the card brand network that the card is to operate on. Visa, MasterCard, American Express and Diners brands and networks all have their own individual testing and approval procedures.

The card brand that SmartMetric is working with published its biometric testing procedures in March 2021. To be compliant with those procedures SmartMetric added to its biometric card its newly invented anti spoofing live fingerprint detection technology.

The SmartMetric Biometric Technology and Products

SmartMetric’s founder, Chaya Hendrick is the originator and inventor of various miniature biometric activated cards, including the SmartMetric biometric fingerprint activated payments card, which has embedded a fully functional fingerprint reader inside the card. The card is the size and thickness of a standard credit card. The SmartMetric biometric payments card provides for high level security for credit/debit cards by adding biometric authentication and activation to EMV chip cards in use around the world. The SmartMetric biometric payments card has been manufactured to be totally interoperable with existing EMV chip card readers, ATMs as well as banking payments infrastructure.

SmartMetric has developed a rechargeable battery powered fingerprint reader that is of a scale that fits “inside” a standard credit/debit card. Further, the card has a surface mounted EMV chip as found on EMV banking chip cards that is activated or turned on only after a card holder’s fingerprint has been scanned and verified using the SmartMetric miniature “in-card” biometric scanner.

There are over ten (10) billion EMV chip cards used by banks around the world for credit cards, ATM cards and debit cards according to EMVCo. SmartMetric sees this existing user base as a natural market for its advanced biometric activated card technology for the credit/debit card market.

In Card Fingerprint Matching and Verification

The SmartMetric Biometric card incorporates a rechargeable, solid state battery. This battery is rechargeable, very thin and has been designed by SmartMetric to fit inside the SmartMetric fingerprint credit card. This battery is manufactured, according to SmartMetric’s specifications, by a third party unaffiliated with the Company.

Other components needed for manufacture of the SmartMetric Biometric card include, but are not limited to, sensors, microchips, memory chips and processor chips. The ultra-thin circuit board developed by SmartMetric has multiple active and passive components. The supply of memory processors and passive components may be interrupted at any time based on global supply/demand issues.

The SmartMetric Biometric card has been designed to offer the option of a built-in radio frequency transmitter for contactless access and identity verification (“RFID”). The RFID contactless chip transmission is turned on using the card users fingerprint verification.

The thinness form factor of many of the components, has also resulted in the Company having to develop its own process for high volume electronic assembly. Further, the Company has also developed a process to encapsulate the electronics in plastic to create a credit card sized biometric fingerprint activated card.

Standard credit card manufacturing utilizes machines that require high pressure and high temperature in fusing top and bottom sheets of plastic together thereby encasing any electronics inside the card. Given the complexity of the card’s electronics and vulnerability to an assembly process involving high heat and high pressure, damage to the electronic circuitry was a major challenge for the Company to overcome. Research and development allowed us to overcome this challenge through a trade secret process that protects the silicon and internal battery that is mounted directly onto the card’s internal electronics circuit board.

Biometrics

Biometric technologies identify users by electronically capturing a specific biological or behavioral characteristic of that individual, such as a fingerprint or voice or facial feature, and creating a unique digital identifier from that characteristic. Because this process relies on largely unalterable human characteristics, positive identification can be achieved independent of any information possessed by the individual seeking authorization.

The process of identity authentication typically requires that a person be present for comparison with one or more of the following factors:

●	Something known such as a password, PIN or mother’s maiden name;

●	Something carried such as a token, card, or key; or

●	Something physical such as fingerprint, voice pattern, signature motion, facial shape or other biological or behavioral characteristic.

Comparison of biological and behavioral characteristics has historically been the most reliable and accurate of the three factors but has also been the most difficult and costly to implement into a single product that can automatically verify the identity of a user accessing a computer network or the Internet. However, recent advances in biometric collection technologies (both biometric hardware products and their associated processing software) have increased the speed and accuracy and reduced the cost of implementing biometrics in commercial environments. Management believes that individuals, website operators, government organizations, and businesses will increasingly use this method of identity authentication.

Biometrics refers to the automatic identification of a person based on his/her physiological or behavioral characteristics. This method of identification is preferred over traditional methods involving passwords and personal identification numbers (“PINs”) for two reasons: (i) the person to be identified is required to be physically present at the point of identification to be identification; and (ii) identification based on biometric techniques obviates the need to remember a password or carry a token. By replacing PINs, biometric techniques can potentially prevent unauthorized access to or fraudulent use of cellular phones, Biometric cards, desktop PCs, workstations and computer networks. It can be used during transactions conducted via telephone and Internet (e-commerce and e-banking). In automobiles, biometrics could replace keys-less entry devices. The SmartMetric fingerprint activated credit card has been developed to replace the less secure PIN’s for credit/debit cards.

PINs and passwords may be forgotten, may be hacked and token-based methods of identification, e.g., passports and driver’s licenses, may be forged, stolen or lost. Various types of biometric systems are being used for real-time identification, with the most popular based on facial recognition and fingerprint matching. Other biometric systems utilize iris and retinal scanning, speech, facial thermograms and hand geometry. Of the biometric options available to work with a credit/debit card, fingerprint scanning is the only biometric methodology that has been successfully reduced in size to fit inside such cards.

A biometric system is essentially a pattern recognition system, which makes a personal identification by determining the authenticity of a specific physiological or behavioral characteristic possessed by the user. An important issue in designing a practical system is to determine how an individual is identified.

There are two different ways to resolve a person’s identity; verification and identification. Verification (Am I whom I claim I am?) involves confirming or denying a person’s claimed identity. In identification, one has to establish a person’s identity (Who am I?).

As stated above, the SmartMetric fingerprint biometric card has been designed as a credit-card sized card embedded with an integrated circuit, contact chip and biometric fingerprint sensor. The SmartMetric card has been designed to provide not only memory capacity, but also computational capability along with secure non-refutable identification of the user. We believe that the self-containment of SmartMetric’s card makes it substantially resistant to attack, as it will not need to depend upon vulnerable external resources. Because of this characteristic, we expect that the SmartMetric Biometric card may be used in different applications, which require strong security protection and authentication.

The physical structure of a card is specified by the International Standards Organization (“ISO”). Generally, this structure is made up of three elements: (i) the plastic card, which is the most basic one and has the dimensions of 85.60mm x 53.98 x 0.80mm; (ii) an electronic circuit board inlay; and (iii) a contact chip. The electronic circuit board inlay and the contact chip are embedded in the card.

The SmartMetric Biometric card has been designed to conform to ISO standards. The electronic circuit inlay is a part of, and not distinct from, the biometric card.

The communication line between the card and ATMs and other standard smart card reading devices is bi-directional serial transmission, which conforms to ISO standards. Card commands and input data are sent to the chip that responds with status words and output data upon the receipt of these commands and data. Information is sent in half duplex mode (transmission of data is in one direction at a time). This protocol, together with the restriction of the bit rate, is designed to prevent data attack on the card. Additional, data protection systems are utilized inside the card including advanced encryption.

In general, the size, the thickness and bend requirements for the biometric card were designed to protect the card from being spoiled physically.

Recent Developments

COVID-19 has had an impact on SmartMetric’s final card production. While the delays are due to supply line disruption, the Company is confident that these delays will be short-lived based on advice from our manufacturing partners, manufacturing alternatives and alternative supply lines that are being put into place by the Company.

SmartMetric has presented its fingerprint activated biometric card to a large global payments network and credit/debit card brand. The company has been advised that the card testing and approval requirements for this network is that the company’s biometric fingerprint scanning must be able to differentiate between a live finger and a fake finger at the time of fingerprint scanning. This is to protect the card from what is called in the industry, spoofing.

The adopted method for this kind of anti-spoofing detection within the biometric industry is performed through intelligent software analysis done at the time of the fingerprint scan. SmartMetric has tested this methodology and was not confident in its robustness in performing the task at hand. So as to ensure the highest level of anti-spoofing capability, SmartMetric has developed its own method that it believes is far in advance to the normal standard within the biometric industry.

SmartMetric has completed the invention of its advanced live finger detection method and is now working on its incorporation into the company’s biometric card. Once this has been completed the company will then be presenting its card for testing as a biometric card to the global payments network. SmartMetric has received a license from this network to move forward with its product testing by the networks designated biometric card test laboratory.

The company’s product is different from most other biometric cards that have been announced in that it has its own internal rechargeable battery. This is important and a must if the card is to be used at ATM’s.

Other differentiations are the now newly developed advanced anti-spoofing technology.

Various versions of the SmartMetric fingerprint biometric card are under development including but not limited to a version that has one-time password (also known as OTP) display and another that has a small display for showing the cards verification value (also known as CVV).

The large-scale memory fingerprint biometric protected card has potential application in the portable medical records industry as well as advanced applications in the banking and financial transaction industries.

Years of research and development has gone into the miniaturization of the electronics at the core of the SmartMetric fingerprint biometric card. All of the design and electronic engineering has been undertaken by SmartMetric and is the owned property and trade secrets of the company.

The card developed by SmartMetric has its own Advanced RISK Machines (“ARM”) Cortex processor along with additional memory. The user’s fingerprint is stored inside the card’s memory and is protected by advanced very strong elliptic curve cryptography.

Sales and Marketing

Upon approval by one or more major global card payments network/s SmartMetric will offer its biometric card directly to card issuing banks nationally and internationally.

Manufacturing

The Company designs and develops its biometric technology. Current production capacity is approximately 1,000,000 cards per month that can be substantially increased over a relatively short period of time.

Intellectual Property

We rely on patents, licenses, trade secrets, trademarks, copyright registrations and non-disclosure agreements to establish and protect our proprietary rights in our technologies and products. A number of patents covering critical aspects of the engineering and function of the SmartMetric Biometric card are in process (“Patents Pending”). The founder of SmartMetric, Chaya Hendrick, is the inventor of these patents, and has provided SmartMetric with an option over biometric card related Pending Patents invented by her.

Some of the most recent Patents Pending have not been disclosed on The United States Patent and Trademark Office’ (“USPTO”) database of “filed for patents” and remain trade secrets within the Company. Publishing of such Patents Pending will be done in due course.

Patents

SmartMetric Biometric card is protected by USPTO issued patents. Additional patents are pending. Our technology is also dependent upon unpatented trade secrets. However, trade secrets are difficult to protect. In an effort to protect our trade secrets, we have a policy of requiring our employees, consultants and advisors to execute non-disclosure agreements. The principal shareholder of SmartMetric and technology inventor, Chaya Hendrick, through various corporate investment vehicles and companies also owns other technologies, patents, and has financial interest in other technology companies. Chaya Hendrick, under an executed employment agreement is not subject to any restriction on using and owning any technology, methodology, process or invention created by Chaya Hendrick.

Government Regulation

There are currently no governmental regulations, which have any bearing on the raw materials or the manufacturing of our payments card products. United States federal departments such as the Department of Defense have rules and regulations concerning security features of smart cards used as identity or building and cyber access cards. These regulations stipulate a specific licensing and testing protocol for such cards.

Banking Industry Self-Regulation

The EMV chip used in chip cards are subject to licensing and testing by the banking-controlled body called EMVCo. EMVCo is an acronym standing for Europay, MasterCard and Visa. These international payments card networks were the founding parties of EMVCo.

Individual payments networks such as Visa, MasterCard, Europay, American Express, Union Pay Dinners and JCB all have their own individual licensing and testing standards and processes.

Research and Development

Our research and development program is focused on ongoing development of new products built on our existing biometric card. We continue to refine our technology and develop further improvements to our biometric card products. Research and development will continue as the Company continues to innovate and develop new biometric card-based products. While the Company is initially focusing on the SmartMetric Biometric card, after its launch the Company will pursue additional biometric card-based products such as: (a) a health insurance card with stored in-card medical records; (b) a national identity card; and (c) drivers’ licenses.

The Company has developed and is continuing to develop its own embedded systems and application software that works with the SmartMetric Biometric card. This development software and systems and ongoing electronic design and development requires the company to continue to expend time and financial resources on significant software development. Currently, the Company has electronic and software engineers working in Tel Aviv, Israel and Buenos Aires, Argentina.

Competition

Various potential competitors have announced products similar to that of SmartMetric’s. Unlike the SmartMetric Biometric card that is powered from its own internal rechargeable battery, this other type of card does not allow the card to be used in most restaurants that need to take the card away from the table for processing at the checkout. It also does not allow their other type of card to be used at the vast majority of ATM’s.

Employees

As of the date of this registration statement, we have one full time employee, our Chief Executive Officer and President, Chaya Hendrick. We primarily use direct contract hires in administration and engineering, as is common in the information technology world. All work product developed by all of our engineers remains the intellectual property of SmartMetric. Engineers who work for SmartMetric under contract are primarily based in Tel Aviv, Israel. Some software engineering is conducted in Buenos Aires, Argentina.

Issuance of Commitment Shares, Notes and Warrants to Three Investors

On January 27, 2022, we entered into separate securities purchase agreements with three investors, for the sale and issuance to each investor of: (i) a promissory note in the aggregate principal amount of $250,000, (ii) a common stock purchase warrant to purchase 12,500,000 shares of the Company’s common stock, and (iii) a commitment fee in the form of 12,500,000 shares of the Company’s common stock.

Mast Hill Equity Purchase Agreement and Registration Rights Agreement to Mast Hill Fund, L.P.

On March 8, 2022, we entered into an equity purchase agreement with Mast Hill Fund, L.P. (“Mast Hill”), pursuant to which, upon the terms and subject to the conditions thereof, Mast Hill is committed to purchase, shares of our common stock at an aggregate price of up to $5,000,000 over the course of its term.

Additionally, in connection with the execution of the equity purchase agreement, the Company issued Mast Hill five (5) common stock purchase warrants, respectively, for the purchase of (i) 500,000 shares of common stock, (ii) 1,000,000 shares of common stock, (iii) 1,000,000 shares of common stock, (iv) 2,500,000 shares of common stock, and (v) 62,500,000 shares of the Company’s common stock at the Exercise Price (as such term is defined in each warrant) per share then in effect.

The Company also entered into a registration rights agreement whereby the Company shall (i) file with the United States Securities and Exchange Commission (the “SEC”) a registration statement within forty-five (45) days of the date of such agreement; and (ii) have the registration statement declared effective by the Commission within ninety (90) days after the date the registration statement is filed with the SEC (or at the earliest possible date if prior to ninety (90) calendar days from the date hereof), and any amendment declared effective by the SEC at the earliest possible date.

Issuance of Commitment Shares, Note, and Warrant to Mast Hill Fund, L.P.

On March 15, 2022, we entered into a securities purchase agreement with Mast Hill Fund, L.P. (the “Mast Hill”) with respect to the sale and issuance to the Mast Hill of: (i) a promissory note in the aggregate principal amount of $250,000, (ii) a common stock purchase warrant to purchase up to an aggregate of 12,500,000 shares of the Company’s common stock, and (iii) 12,500,000 shares of common stock.

Where to Find More Information

We make our public filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all exhibits and amendments to these reports. These materials are available on the Company’s website at www.smartmetric.com or on the SEC’s web site, http://www.sec.gov.

Summary of the Offering

Shares currently outstanding:	616,351,592

Shares being offered:	30,000,000

Shares to be outstanding after the offering	646,351,592

Shares to Offering Price per share:

The Selling Stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds:	We will not receive any proceeds from the sale of the shares of our common stock by the Selling Stockholder.

Trading Symbol:	SMME

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included and incorporated by reference in this prospectus constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21B of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Words such as “may,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s present judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, risks and uncertainties relating to our current cash position and our need to raise additional capital in order to be able to continue to fund our operations; our ability to retain our managerial personnel and to attract additional personnel; competition; our ability to protect intellectual property rights, and any and other factors, including the risk factors identified in the documents we have filed, or will file, with the Securities and Exchange Commission. Please also see the discussion of risks and uncertainties under the caption “Risk Factors.”

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the respective dates of this prospectus or the date of the document incorporated by reference in this prospectus. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

You should rely only on the information contained in or incorporated by reference in this prospectus we have authorized to be delivered to you in connection with this offering. We have not authorized anyone to provide you with information that is different. The information contained or incorporated by reference in this prospectus we authorize to be delivered to you in connection with this offering is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our securities offered hereby. It is important for you to read and consider all information contained in this prospectus we authorize to be delivered to you in connection with this offering, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information.”

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment. You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this document that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Moreover, additional risks not presently known to us or that we currently deem less significant also may impact our business, financial condition or results of operations, perhaps materially. For additional information regarding risk factors, see “Cautionary Note Regarding Forward-Looking Statements.”

Special Information Regarding Forward-Looking Statements

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements that reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, clinical developments which management expects or anticipates will or may occur in the future, including statements related to our technology, market expectations, future revenues, financing alternatives, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in this Form S-1 Registration and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For additional information regarding forward-looking statements, see “Cautionary Note Regarding Forward-Looking Statements”.

Risks Related to Our Financial Position and Need to Raise Additional Capital

We have a limited operating history as a company and may not be able to effectively operate our business.

Our limited staff and operating history mean that there is a high degree of uncertainty regarding our ability to:

●	Develop our technologies and proposed products;

●	Identify, hire and retain the needed personnel to implement our business plan and sell our products;

●	Manage our growth and/or successfully scale our business; or

●	Respond to competition.

No assurances can be given as to exactly when, if at all, we will be able to fully develop, and take the necessary steps to derive any revenues from our proposed products.

Our business depends upon our ability to keep pace with the latest technological changes, and our failure to do so could make us less competitive in our industry.

The market for our services is characterized by rapid change and technological improvements. Failure to respond in a timely and cost-effective way to these technological developments may result in serious harm to our business and operating results. As a result, our success will depend, in part, on our ability to develop and market service offerings that respond in a timely manner to the technological advances available to our customers, evolving industry standards and changing preferences.

Raising capital may be difficult as a result of our history of losses and limited operating history in our current stage of development.

When making investment decisions, investors typically look at a company’s management, earnings and historical performance in evaluating the risks and operations of the business and the business’s future prospects. Our history of losses and relatively limited operating history in our current stage of development makes such evaluation, as well as any estimation of our future performance, substantially more difficult. As a result, investors may be unwilling to invest in us or on terms or conditions which are acceptable. If we are unable to secure additional financing, we may need to materially scale back our business plan and/or operations or cease operations altogether.

We are an early-stage company, have no product revenues, are not profitable and may never be profitable.

From inception through June 30, 2021, we have raised approximately $26,000,000 through the sale of our securities. During this same period, we have recorded an accumulated deficit of approximately $28,859,366. Our net losses for the two most recent fiscal years ended June 30, 2021 and 2020 were $924,728 and $805,577, respectively.1 We have never made any sales and have never generated revenues and we anticipate none will be generated for the foreseeable future. We expect to incur significant operating losses for the foreseeable future as we continue the development of our products. Accordingly, we will need additional capital to fund our continuing operations and any expansion plans. Since we do not generate any revenue, the most likely source of such additional capital is the sale of our securities. To the extent that we raise additional capital by issuing equity securities, our stockholders are likely to experience dilution with regard to their percentage ownership of the company, which may be significant. If we raise additional capital by incurring debt, we could incur significant interest expense and become subject to covenants that could affect the manner in which we conduct our business, including securing such debt obligations with our assets.

To date, we have generated only losses, which are expected to continue for the foreseeable future.

For the years ended June 30, 2021 and 2020, we incurred a net loss of $924,728 and $805,577, respectively. We may not be able to achieve expected results, including any guidance or outlook it may provide from time to time. We may continue to incur losses and may be unable to achieve profitability. We cannot assure you that our net losses and negative cash flow will not accelerate and surpass our expectations nor can we assure you that we will ever generate any net income or positive cash flow.

We may not be able to continue as a going concern if we do not obtain additional financing by December 31, 2023.

Since our inception, we have funded our operations primarily through the sale of our securities. Our cash and cash equivalents balance at May 23, 2022 was $10,325. Based on our current expected level of operating expenditures, we expect to only be able to fund our operations through the second quarter (ending December 31, 2023) of fiscal year ending June 30, 2024, at which time we will need additional capital. Our ability to continue as a going concern is wholly dependent upon obtaining sufficient capital to fund our operations. We have no committed sources of additional capital and our access to capital funding is always uncertain. Accordingly, despite our ability to secure capital in the past, we cannot assure you that we will be able to secure additional capital through financing transactions, including issuance of debt, or through other means. In the event that we are not able to secure additional funding, we may be forced to curtail or cease operations altogether or even file for bankruptcy.

Management’s opinion about our ability to continue as a going concern.

As of May 23, 2022, management has expressed the opinion that our capital resources as of the date of their audit report were sufficient to sustain operations and complete our planned activities for the upcoming year. Our current cash is sufficient to continue as a going concern past December 31, 2023. COVID-19 has had an impact on SmartMetric’s final card production. While the delays are due to supply line disruption, the Company is confident that these delays will be short-lived based on advice from our manufacturing partners, manufacturing alternatives and alternative supply lines that are being put into place by the Company.

As of May 23, 2022, we owe Chaya Hendrick, our CEO, $737,642 in deferred salary. Failure to pay such deferred salary could result in Chaya Hendrick’s termination of employment, which in turn would materially harm our business.

We currently have not paid $737,642 in salary owed to Chaya Hendrick pursuant to Chaya Hendrick’s employment agreement outstanding with us as of May 23, 2022. While Chaya Hendrick continues to support the Company and continues to operate as its CEO, President and chairman of the Board of Directors, there can be no assurances that this will continue if we fail to pay back salaries and future salary owed. Additionally, as of July 1, 2017, all prior and future deferred salary owed will bear interest at a rate of 7% per annum. In the event Chaya Hendrick terminates employment for lack of payment, the Company believes such loss would cause irreparable harm to our product development and would materially harm our business prospects. Additionally, there can be no assurances that Chaya would not attempt to foreclose on our assets in order to satisfy such debt obligations.

Risks Relating to our Stage of Development and Business

Our potential competitors have significantly greater resources than we have, which may make competing difficult.

We compete against numerous companies, many of which have substantially greater resources than we have. Several such competitors have large teams of engineers and scientists that attempt to develop products and technologies similar to ours. Companies such as Gemalto, Giesecke & Devrient, IDEMIA, as well as others, have substantially greater financial, research, manufacturing and marketing resources than we do. As a result, such competitors may find it easier to compete in our industry and bring competing products to market.

Our business depends upon our ability to keep pace with the latest technological changes, and our failure to do so could make us less competitive in our industry.

The market for our services is characterized by rapid change and technological improvements. Failure to respond in a timely and cost-effective way to these technological developments may result in serious harm to our business and operating results. As a result, our success will depend, in part, on our ability to develop and market service offerings that respond in a timely manner to the technological advances of available to our customers, evolving industry standards and changing preferences.

Our key personnel and directors are critical to our business, and such key personnel may not remain with our company in the future.

We depend on the continued employment of our President and CEO, Chaya Hendrick and technical contracted personnel. If any of these key personnel were to leave and not be replaced with sufficiently qualified and experienced personnel, our business could be adversely affected. In particular, our current strategy to penetrate the market for contactless logical access identification and transaction solutions is heavily dependent on the vision, leadership and experience of our President and CEO, Chaya Hendrick.

Our continued success will depend, to a significant extent, upon the performance and contributions of Chaya Hendrick and upon our ability to attract motivate and retain highly qualified management personnel and employees. We depend on Chaya Hendrick to effectively manage our business in a highly competitive environment. If one or more of our key officers join a competitor or form a competing company, we may experience interruptions in product development, delays in bringing products to market, difficulties in our relationships with customers and loss of additional personnel, which could significantly harm our business, financial condition, operating results and projected growth.

We currently employ a part-time Chief Financial Officer, Mr. Jay Needelman, who is also a member of the Company’s Board of Directors. The loss of services of any of our key management personnel, whether through resignation or other causes, the reduced services of our part-time Chief Financial Officer, or the inability to attract qualified personnel as needed, could prevent us from adequately executing our business strategy.

Rapid technological changes could make our services or products less attractive.

The smart card, biometric identification and personal identification industries are characterized by rapid technological change, frequent new product innovations, changes in customer requirements and expectations and evolving industry standards. If we are unable to keep pace with these changes, our business may be harmed. Products using new technologies, or emerging industry standards, could make our technologies less attractive. In addition, we may face unforeseen problems when developing our products, which could harm our business. Furthermore, our competitors may have access to technologies not available to us, which may enable them to produce products of greater interest to consumers or at a more competitive cost.

Sales of our products depend on the development of emerging applications in their target markets and on diversifying and expanding our customer base in new markets and geographic regions, all of which may be financially burdensome or unsuccessful.

Our intent is to market and sell our products primarily to the private sector while addressing emerging applications that have not yet reached a stage of mass adoption or deployment. The market for some of these solutions (electronic biometric fingerprinting) is at an early stage of deployment in the private sector compared to other forms of services that try to identify a person through simpler means (by their name, social security number, etc.) Additionally, we have a strategy of expanding sales of existing products into new geographic markets. Our target market initially will be South America and Australia. In the event that we are unable to adequately develop our applications or gain traction in these emerging markets, or that the cost of the foregoing is too great, our business may be harmed.

Continuing disruption in the global financial markets may adversely impact customers and customer spending patterns.

Continuing disruption in the global financial markets as a result of the ongoing global financial uncertainty may cause consumers, businesses and governments to defer purchases in response to tighter credit, decreased cash availability and declining consumer confidence. Accordingly, demand for our products could decrease and differ materially from their current expectations. Further, some of our customers may require substantial financing in order to fund their operations and make purchases from us. The inability of these customers to obtain sufficient credit to finance purchases of our products and meet their payment obligations to us or possible insolvencies of our customers could result in decreased customer demand, an impaired ability for us to collect on outstanding accounts receivable, significant delays in accounts receivable payments, and significant write-offs of accounts receivable, each of which could adversely impact our financial results.

Risks Related to Our Intellectual Property

If we are not able to adequately protect our intellectual property, we may not be able to compete effectively.

Our ability to compete depends in part upon the strength of our proprietary rights in our technologies, brands and content. The efforts we have taken to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of our intellectual property and proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which our products are made available. There may be instances where we are not able to fully protect or utilize our intellectual property in a manner that maximizes competitive advantage. If we are unable to protect our intellectual property and proprietary rights from unauthorized use, the value of our products may be reduced, which could negatively impact our business. Our inability to obtain appropriate protections for our intellectual property may also allow competitors to enter our markets and produce or sell the same or similar products. In addition, protecting our intellectual property and other proprietary rights is expensive and diverts critical managerial resources. If any of the foregoing were to occur, or if we are otherwise unable to protect our intellectual property and proprietary rights, our business and financial results could be adversely affected. If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights and we may be unable to protect our rights to, or use of, our technology.

Some or all of our patent applications may not issue as patents, or the claims of any issued patents may not afford meaningful protection for our technologies or products. In addition, patents issued to us or our licensors, if any, may be challenged and subsequently narrowed, invalidated or circumvented. Patent litigation is widespread in our industry and could harm our business. Litigation might be necessary to protect our patent position or to determine the scope and validity of third-party proprietary rights. If we choose to go to court to stop someone else from using the inventions claimed in our patents, that individual or company would have the right to ask the court to rule that such patents are invalid and/or should not be enforced against that third party. These lawsuits are costly and we may not have the required resources to pursue such litigation or to protect our patent rights. In addition, there is a risk that the court might decide that these patents are not valid and that we do not have the right to stop the other party from using the inventions. There is also the risk that, even if the validity of these patents is upheld, the court could refuse to stop the other party on the grounds that such other party’s activities do not infringe on our rights contained in these patents.

Furthermore, a third party may claim that we are using inventions covered by their patent rights and may go to court to stop us from engaging in our normal operations and activities, including making or selling our product candidates. These lawsuits are costly and could materially increase our operating expenses and divert the attention of managerial and technical personnel. There is a risk that a court would decide that we are infringing the third party’s patents and would order us to stop the activities covered by the patents. In addition, there is a risk that a court would order us to pay the other party damages for having violated the other party’s patents. It is not always clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform.

Because some patent applications in the United States may be maintained in secrecy until the patents are issued, patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing, and publications in the publications in the area of technology and innovation often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our issued patents or that we were the first to invent the technology. Our competitors may have filed, and may in the future file, patent applications covering technology similar to ours. Any such patent application may have priority over our patent applications and could further require us to obtain rights to issued patents covering such technologies.

If another party has filed a United States patent application on inventions similar to ours, we may have to participate in an interference or other proceeding in the PTO, or a court to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of our United States patent position with respect to such inventions.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the capital necessary to continue our operations.

Risks Relating to Market Approval and Government Regulations

Compliance with regulation of corporate governance and public disclosure diverts time and attention away from revenue generating activities.

Our management team invests significant time and financial resources to comply with existing standards for public companies, which has led to management time and attention from developing our business to compliance activities which could have an adverse effect on our business.

Our technology relies on our ability to gain the acceptance and approval of large banking/credit card institutions, the failure to do so may materially harm our business.

In the event that our SmartMetric Biometric card does not gain acceptance/approval amongst the large card issuing institutions in the United States and abroad, our cards will not be provided for use to customers. We currently have no plans to open our own bank/credit card issuing institution and accordingly, we plan to rely on our ability to have our products accepted within the banking/credit card industries. Our failure to do so will have a material impact on our ability to generate revenues and continue to operate our business.

Risks Relating to the Development and Manufacturing of Our Products

We currently rely on third party manufacturers and suppliers for certain components of our product; with such parties being, to some extent, outside of our control.

We currently have limited internal manufacturing capability and intend to rely on third party contract manufacturers or suppliers for the foreseeable future. Accordingly, factors outside of our control may result in material manufacturing delays and product shortages, which could delay or otherwise negatively impact our manufacturing and product development plans. Should we be forced to manufacture our proposed products, we cannot give any assurance that we would be able to develop internal manufacturing capabilities. In the event that we seek third party suppliers or alternative manufacturers, they may require us to purchase a minimum amount of materials or could require other unfavorable terms. Any such event could materially impact our business prospects and could delay the development and manufacturing of our products. Moreover, we cannot give any assurance that the contract manufacturers or suppliers that we select will be able to supply our products in a timely or cost-effective manner or in accordance with our specifications.

We have a limited number of suppliers of key components and may experience difficulties in obtaining components for which there is significant demand, which would materially impact our business prospects.

We rely upon a limited number of suppliers for some key components of our products. Our reliance on a limited number of suppliers may expose us to various risks including, without limitation, an inadequate supply of components, price increases, late deliveries and poor component quality. In addition, some of the basic components we use in our products, such as biometric fingerprint devices and various smart card technologies may at any time be in great demand. This could result in components not being available to us in a timely manner or at all, particularly if larger companies have ordered more significant volumes of those components, or in higher prices being charged for components. Disruption or termination of the supply of components or software used in our products could delay shipments of these products. The following delays/factors from our third-party suppliers could have a material adverse effect on our business and operating results and could also damage relationships with current and prospective customers:

●	Difficulties in staffing;

●	Adequate resources of qualified technicians, engineers/assemblers, and programmers;

●	Potentially adverse tax consequences;

●	Unexpected changes in regulatory requirements;

●	Tariffs and other trade barriers;

●	Export controls;

●	Political and economic instability; and

●	Late delivery of our products.

We utilize third-party silicon manufacturing plants for the manufacturing of our products, which, in the event of growth would need to use large quantities of silicon, for which raw material shortages may occur.

While we currently use silicon in our products, and no shortage currently exists of these materials, there can be no assurances that there will not be a shortage in the future, which may materially impact our manufacturing capabilities, growth prospects, and ability to generate revenue in the future.

Risks Related to our Securities

Our board of directors has broad discretion to issue additional securities.

We are authorized under our certificate of incorporation to issue up to 605,000,000 shares consisting of 600,000,000 shares of common stock and 5,000,000 “blank check” shares of preferred stock. Shares of our blank check preferred stock provide the board of directors with broad authority to determine voting, dividend, conversion, and other rights. As of September 24, 2021, we have issued and outstanding 472,859,208 shares of common stock; 610,000 shares of Series B Convertible Preferred Stock that are convertible into 30,500,000 shares of common stock at the election of the holder; and 239,025 shares of shares of Series C Convertible Preferred Stock. Additionally, we have 124,888,519 shares of common stock reserved upon the exercise of outstanding purchase warrants. Accordingly, as of June 30, 2021 we are entitled to issue up to 127,140,792 additional shares of common stock, and 4,390,000 additional shares of “blank check” preferred stock. Our board may generally issue those common and preferred shares, or convertible securities to purchase those shares, without further approval by our shareholders. Any additional preferred shares we may issue could have such rights, preferences, privileges, and restrictions as may be designated from time-to-time by our board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions.

It is likely that we will issue additional securities to raise capital in order to further our business plans. It is also likely that we will issue additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services. Any issuances could be made at a price that reflects a discount to, or a premium from, the then-current market price of our common stock. These issuances would dilute the percentage ownership interest of our current shareholders, which would have the effect of reducing your influence on matters on which our stockholders vote and might dilute the net tangible book value per share of our common stock.

If securities or industry analysts do not publish research or reports or if they publish unfavorable research or reports, an active market for our common stock may not develop and the price of our common stock could decline.

We are a small company which is relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community that generate or influence sales volume. Even if we come to the attention of such persons, they may be reluctant to follow or recommend an unproven company such as ours until such time as we became more seasoned and viable. Generally, the trading market for a company’s securities depends in part on the research and reports that securities or industry analysts publish. We currently have limited research coverage by securities and industry analysts. As a consequence, there may be periods of time when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer with significant research coverage. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or if developed, will be sustained, or that current trading levels could be sustained or not diminish. In addition, in the event any analyst downgrades our securities, the price of our shares would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, interest in the purchase of our securities could decrease, which could cause the price of our common stock and its trading volume, if any, to decline.

Our common stock may be considered a “penny stock,” and may be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock may be considered a “penny stock.” The principal result or effect of being designated a penny stock is that securities broker-dealers participating in sales of our common stock may be subject to the penny stock regulations set forth in Rules15g-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two (2) business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Our CEO and Chairman, as the sole holder of our Series B Convertible Preferred Stock, controls our company.

Chaya Hendrick, our CEO and Chairman, holds (via shares in her name or shares in the name of an entity she controls – Applied Cryptography, Inc. (“ACI”)) all 610,000 shares of Series B Convertible Preferred Stock outstanding. The outstanding shares of Series B Convertible Preferred Stock are entitled to vote on any matter with the holders of common stock voting together as one (1) class and shall have that number of votes (identical in every other respect to the voting rights of the holder of common stock entitled to vote at any regular or special meeting of Stockholders) equal to that number of common shares which is not less than 51% of the vote required to approve any action, which Nevada law provides may or must be approved by vote or consent of the common shares or the holders of other securities entitled to vote, if any. Each share of Series B Convertible Preferred Stock is convertible, at the option of the holder, into fifty (50) shares of common stock upon the satisfaction of certain conditions and for purposes of determining a quorum of a shareholder meeting, the outstanding shares of Series B Convertible Preferred Stock shall be deemed the equivalent of 51% of all shares of the Company’s Common Stock entitled to vote at such meetings. Accordingly, Ms. Hendrick can (without the approval of our other shareholders) elect our entire Board of Directors and determine the outcome of various matters submitted to shareholders for approval, including fundamental corporate transactions. Voting control by Ms. Hendrick may discourage certain types of transactions involving an actual or potential change in control of us, including transactions in which the holders of our common stock might receive a premium for their shares over prevailing market prices.

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price. Our management assessed the effectiveness of the Company’s internal control over financial reporting as of June 30, 2021. The framework used by management in making that assessment was the criteria set forth in the document entitled “2013 Internal Control –Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that assessment, management concluded that, during the period covered by this report, such internal controls and procedures were not effective as of June 30, 2021.

We have not paid dividends on our common stock in the past and do not expect to pay dividends on our common stock for the foreseeable future. Any return on investment may be limited to the value of our common stock.

No cash dividends have been paid on our common stock. We expect that any income received from operations will be devoted to our future operations and growth. We do not expect to pay cash dividends on our common stock in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on an investor’s investment will only occur if our stock price appreciates.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. For example, Section 404 of the Sarbanes-Oxley Act of 2002 requires that our management report on, and our independent auditors attest to, the effectiveness of our internal controls structure and procedures for financial reporting. Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete. We may not be able to successfully complete the procedures and certification and attestation requirements of Section 404 by the time we will be required to do so. If we fail to do so, or if in the future our chief executive officer, chief financial officer or independent registered public accounting firm determines that our internal controls over financial reporting are not effective as defined under Section 404, we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Furthermore, investor perceptions of our company may suffer, and this could cause a decline in the market price of our common stock. Irrespective of compliance with Section 404, any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, which will increase costs. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. In addition, because our management team has limited experience managing a public company, we may not successfully or efficiently manage our transition into a public company.

We face risks related to Novel Coronavirus (COVID-19) which could significantly disrupt our research and development, operations, sales, and financial results.

Our business will be adversely impacted by the effects of COVID-19. In addition to global macroeconomic effects, the COVID-19 outbreak and any other related adverse public health developments will cause disruption to our operations and sales activities and our final card production. While the delays to our final card production are due to supply line disruption, these delays may be short-lived based on advice from our manufacturing partners, manufacturing alternatives and alternative supply lines that are being put into place by the Company.

Our customers have been and will be disrupted by worker absenteeism, quarantines and restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions. In addition, COVID-19 or another disease outbreak will in the short-run and may over the longer term adversely affect the economies and financial markets of many countries, resulting in an economic downturn that will affect demand for our products and services and impact our operating results. There can be no assurance that any decrease in sales resulting from COVID-19 will be offset by increased sales in subsequent periods. Although the magnitude of the impact of COVID-19 outbreak on our business and operations remains uncertain, the continued spread of COVID-19 or the occurrence of other epidemics and the imposition of related public health measures and travel and business restrictions will adversely impact our business, financial condition, operating results and cash flows. In addition, we have experienced and will experience disruptions to our business operations resulting from quarantines, self-isolations, or other movement and restrictions on the ability of our employees to perform their jobs that may impact our ability to develop and design our products and services in a timely manner or meet required milestones or customer commitments.

Risks Related to the Offering

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the Mast Hill Equity Purchase Agreement.

The sale of our common stock to Mast Hill Fund, L.P. (“Mast Hill”) in accordance with the Equity Purchase Agreement (“Agreement”) may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to Mast Hill in order to exercise a put under the Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

Mast Hill will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the Agreement will be purchased at 90% of the Market Price (as defined in the Agreement). Mast Hill has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If Mast Hill sells our shares, the price of our common stock may decrease. If our stock price decreases, Mast Hill may have further incentive to sell such shares. Accordingly, the discounted sales price in the Agreement may cause the price of our common stock to decline.

We may not have access to the full amount under the financing agreement.

The lowest closing price of the Company’s common stock during the ten (10) consecutive trading day period immediately preceding the filing of this Registration Statement was approximately $0.0082. At that price we would be able to sell shares to Mast Hill under the Agreement at the discounted price of $0.0074. While the Company intends to increase its authorized Common Stock as soon as practicable, there are presently insufficient Common Stock shares available to cover the amount required by the Agreement at the discounted price.

We Needed Additional Capital, and the Sale of Additional Shares, Equity and Debt Securities Resulted in Additional Dilution to Our Stockholders.

We recently required additional cash resources due to changed business conditions or other future developments. These resources were insufficient to satisfy our cash requirements, so we sold additional equity or debt securities or obtained one or more credit facilities. The sale of these securities resulted in additional dilution to our shareholders. The future sale of additional equity securities could result in additional dilution to our stockholders and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a Common Stockholder. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

If we raise additional funds through government grants, collaborations, strategic alliances, licensing arrangements or marketing and distribution arrangements, we may have to relinquish valuable rights to our technologies, future revenue stream or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market products that we would otherwise prefer to develop and market ourselves.

In order for the Company to continue its business operations and provide growth to its shareholders, the Company requires financing in the form of debt, equity, credit and other forms of financing. The Company’s issuance of additional convertible promissory notes, common stock purchase warrants, or common stock will continue to increase the amount of shares of common stock issued and outstanding and thereby dilute our shareholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included and incorporated by reference in this prospectus constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21B of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Words such as “may,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s present judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, risks and uncertainties relating to our current cash position and our need to raise additional capital in order to be able to continue to fund our operations; our ability to retain our managerial personnel and to attract additional personnel; competition; our ability to protect intellectual property rights, and any and other factors, including the risk factors identified in the documents we have filed, or will file, with the Securities and Exchange Commission. Please also see the discussion of risks and uncertainties under the caption “Risk Factors.”

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the respective dates of this prospectus or the date of the document incorporated by reference in this prospectus. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

You should rely only on the information contained in or incorporated by reference in this prospectus we have authorized to be delivered to you in connection with this offering. We have not authorized anyone to provide you with information that is different. The information contained or incorporated by reference in this prospectus we authorize to be delivered to you in connection with this offering is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our securities offered hereby. It is important for you to read and consider all information contained in this prospectus we authorize to be delivered to you in connection with this offering, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the Selling Stockholder.

DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the Mast Hill Equity Purchase Agreement. Mast Hill may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of our selling shareholder pursuant to the Mast Hill Equity Purchase Agreement.

SELLING SECURITY HOLDER

The Selling Stockholder identified in this prospectus may offer and sell up to 30,000,000 shares of our common stock, which consists of shares of common stock to be sold by Mast Hill pursuant to the Equity Purchase Agreement. If issued presently, the shares of common stock registered for resale by Mast Hill would represent approximately 4.9 % of our issued and outstanding shares of common stock as of March 31, 2022. Additionally, as of the date hereof, the 30,000,000 shares of our common stock registered for resale herein would represent approximately 5.4% of the Company’s public float.

We may require the Selling Stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The Selling Stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

Mast Hill will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by the Selling Stockholder may be deemed to be underwriting commissions.

Information concerning the Selling Stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the Selling Stockholder upon termination of this offering, because the Selling Stockholder may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold, hereunder, will not exceed the number of shares offered, hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the Selling Stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of the Selling Stockholder, the number of shares of our common stock beneficially owned by the Selling Stockholder before this offering, the number of shares to be offered for the Selling Stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 616,351,592 shares of our common stock outstanding as of May 23, 2022.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the Selling Stockholder’s name, subject to community property laws, where applicable, and (b) no Selling Stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

	Shares Owned by the Selling Stockholder before the	Shares of Common Stock	Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	Offering (1)	Being Offered	# of Shares (2)	% of Class (2)
Mast Hill Fund, L.P.	0	(3)	0	0%

Notes:

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2)	Because the Selling Stockholder may offer and sell all or only some portion of the 30,000,000 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that any of the Selling Stockholder will hold upon termination of the offering.

(3)	Consists of up to 30,000,000 shares of common stock to be sold by Mast Hill pursuant to the Equity Purchase Agreement.

THE OFFERING

On March 8, 2022, we entered into an Equity Purchase Agreement (“Agreement”) with Mast Hill Fund, L.P. (“Mast Hill”), pursuant to which, upon the terms and subject to the conditions thereof, Mast Hill is committed to purchase, shares of our common stock (the “Put Shares”) at an aggregate price of up to $5,000,000 (the “Maximum Commitment Amount”) over the course of its term.

Although we are not mandated to sell shares under the Agreement, the Agreement gives us the option to sell to Mast Hill, up to $5,000,000 worth of our common stock until the earlier of (i) the date on which Mast Hill shall have purchased Put Shares pursuant to this Agreement equal to the Maximum Commitment Amount, (ii) twenty four (24) months after the date of this Agreement, (iii) written notice of termination by the Company to Mast Hill (which shall not occur during any Valuation Period (as defined in the Agreement) or at any time that Mast Hill holds any of the Put Shares), (iv) the Registration Statement is no longer effective after the initial effective date of the Registration Statement, or (v) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors; provided, however, that the provisions of Articles III, IV, V, VI and IX of the Agreement and the agreements and covenants of the Company and Mast Hill set forth in Article X of the Agreement shall survive the termination of this Agreement.

The $5,000,000 was stated as the total amount of available funding in the Agreement because this was the maximum amount that Mast Hill agreed to offer us in funding. There is no assurance the market price of our common stock will increase in the future. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Agreement. Based on the lowest closing price of our common stock during the ten (10) consecutive trading day period preceding the filing date of this registration statement was approximately 0.0082, the registration statement covers the offer and possible sale of $720,000 worth of our shares.

Following effectiveness of the Registration Statement (as defined in the Agreement), the Company shall have the discretion to deliver Put Notices (as defined in the Agreement) to Mast Hill and Mast Hill will be obligated to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), based on the investment amount specified in each Put Notice, which must have an aggregate value of at least $25,000 and cannot exceed the lesser of (i) $500,000 or (ii) 150% of the Average Daily Trading Value (as defined in the Agreement).

The price of each Put Share shall be equal to 90% of the Market Price (as defined in the Agreement).

Pursuant to the Agreement, Mast Hill and its affiliates will not be permitted to purchase, and the Company may not put shares of the Company’s Common Stock to Mast Hill that would result in Mast Hill’s beneficial ownership equalling more than 4.99% of the Company’s outstanding Common Stock.

Mast Hill is not permitted to engage in short sales involving our common stock during the period extending from the date of the Agreement to the end of the Commitment Period. In accordance with Regulation SHO, however, sales of our common stock by Mast Hill after delivery of a Put Notice of such number of shares reasonably expected to be purchased by Mast Hill under a put will not be deemed a short sale.

The Registration Rights Agreement provides that the Company shall (i) file with the United States Securities and Exchange Commission the Registration Statement within forty-five (45) days of the date of the Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the Commission within ninety (90) days after the date the Registration Statement is filed with the Commission (or at the earliest possible date if prior to ninety (90) calendar days from the date hereof), and any amendment declared effective by the SEC at the earliest possible date.

Additionally, in accordance with the Agreement, on March 8, 2022, the Company issued Mast Hill a common stock purchase warrant for the purchase of 500,000 shares of Common Stock (the “First Warrant”), common stock purchase warrant for the purchase of 1,000,000 shares of Common Stock (the “Second Warrant”), common stock purchase warrant for the purchase of 1,000,000 shares of Common Stock (the “Third Warrant”), common stock purchase warrant for the purchase of 2,500,000 shares of common stock (the “Fourth Warrant”), and common stock purchase warrant for the purchase of 62,500,000 shares of Common stock (the “Fifth Warrant”).

The First Warrant has a term of five (5) years from the date of issuance and has an initial exercise price of $1.00 per share, subject to adjustment for certain anti-dilution events set forth in the First Warrant, including distributions on the Common Stock, stock splits and fundamental changes. If we issue shares of Common Stock (or other securities convertible into or exercisable for Common Stock) at less than the exercise price then in effect, the exercise price of the First Warrant will be reduced to such lower price. The First Warrant may be exercised on a cashless basis. The exercise of the First Warrant is subject to Beneficial Ownership Limitations.

The Second Warrant has a term of 5 years from the date of issuance and has an initial exercise price of $0.50 per share, subject to adjustment for certain anti-dilution events set forth in the Second Warrant, including distributions on the Common Stock, stock splits and fundamental changes. If we issue shares of Common Stock (or other securities convertible into or exercisable for Common Stock) at less than the exercise price then in effect, the exercise price of the Second Warrant will be reduced to such lower price. The Second Warrant may be exercised on a cashless basis. The exercise of the Commitment Warrant is subject to Beneficial Ownership Limitations.

The Third Warrant has a term of 5 years from the date of issuance and has an initial exercise price of $0.25 per share, subject to adjustment for certain anti-dilution events set forth in the Third Warrant, including distributions on the Common Stock, stock splits and fundamental changes. If we issue shares of Common Stock (or other securities convertible into or exercisable for Common Stock) at less than the exercise price then in effect, the exercise price of the Third Warrant will be reduced to such lower price. The Third Warrant may be exercised on a cashless basis. The exercise of the Third Warrant is subject to Beneficial Ownership Limitations.

The Fourth Warrant has a term of 5 years from the date of issuance and has an initial exercise price of $0.10 per share, subject to adjustment for certain anti-dilution events set forth in the Fourth Warrant, including distributions on the Common Stock, stock splits and fundamental changes. If we issue shares of Common Stock (or other securities convertible into or exercisable for Common Stock) at less than the exercise price then in effect, the exercise price of the Fourth Warrant will be reduced to such lower price. The Fourth Warrant may be exercised on a cashless basis. The exercise of the Fourth Warrant is subject to the Beneficial Ownership Limitation.

The Fifth Warrant has a term of 5 years from the date of issuance and has an initial exercise price of $0.008 per share, subject to adjustment for certain anti-dilution events set forth in the Fifth Warrant, including distributions on the Common Stock, stock splits and fundamental changes. If we issue shares of Common Stock (or other securities convertible into or exercisable for Common Stock) at less than the exercise price then in effect, the exercise price of the Fifth Warrant will be reduced to such lower price. The Fifth Warrant may be exercised on a cashless basis. The exercise of the Fifth Warrant is subject to the Beneficial Ownership Limitation.

As we draw down on the equity line of credit, shares of our common stock will be sold into the market by Mast Hill. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit. If our stock price declines, we will be required to issue a greater number of shares under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit.

Neither the Agreement nor any of our rights or Mast Hills’s rights thereunder may be assigned to any other person.

PLAN OF DISTRIBUTION

The Selling Stockholder named above and any of its pledgees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTCQB or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

●	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	Privately negotiated transactions;

●	Broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share; or

●	A combination of any such methods of sale.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown incompliance with FINRA IM-2440.

Hill is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Mast Hill has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock of our company. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the Selling Stockholder. We may, however, receive proceeds from the sale of our common stock under the Equity Purchase Agreement with Mast Hill. Neither the Equity Purchase Agreement with Mast Hill nor any rights of the parties under the Equity Purchase Agreement with Mast Hill may be assigned or delegated to any other person.

We have entered into an agreement with Mast Hill to keep this prospectus effective until Mast Hill has sold all of the common shares purchased by it under the Equity Purchase Agreement and has no right to acquire any additional shares of common stock under the Equity Purchase Agreement.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate of 1,200,000,000 shares of common stock, $0.001 par value per share and 5,000,000 shares of preferred stock, $0.001 par value per share, in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. As July 30, 2021, we had 446,385,628 shares of common stock outstanding and 5,000,000 shares of Preferred Stock outstanding.

Each share of common stock shall have one (1) vote per share. Our common stock does not provide a pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any dividends on our common stock since our inception and do not intend to pay any dividends in the foreseeable future.

The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

As of June 30, 2021, there were 124,888, 519 warrants outstanding to purchase shares of our common stock at a price per share ranging between $0.10 to $0.20.

Options

The Company has not granted any options since inception.

Transfer Agent

Our transfer agent is Worldwide Stock Transfer, LLC, 1 University Plaza Dr #505, Hackensack, NJ 07601. Their phone number is 201-820-2008.

Securities Authorized for Issuance under Equity Compensation Plans

2017 Equity Compensation Plan

On October 12, 2017, the Board approved the SmartMetric, Inc. 2017 Equity Compensation Plan (the “2017 Plan”) whereby 23,500,000 shares of common stock were authorized for issuance under the plan to employees, directors and consultants. The plan permits the grant of incentive stock options, non-statutory stock options, restricted stock, stock appreciation rights, restricted stock units, performance units, performance shares and other stock based awards.

As of July 30, 2020, no shares of our common stock were issued to our employees, directors and consultants, pursuant to the 2017 Plan.

2018 Professional/Consultant Compensation Plan

On May 2, 2018, the Board approved the plan to, among other things, make available 20,000,000 shares of the Company’s common stock, par value $0.001 per share, for stock-based awards thereunder (the “2018 Plan”).

As of July 30, 2020, no shares of our common stock were issued as stock-based awards pursuant to the 2018 Plan.

Preferred Stock

Series B Convertible Preferred Stock

On December 11, 2009, the Company filed a Certificate of Designation with the State of Nevada, to designate 500,000 shares of preferred stock as Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”). Effective November 5, 2014, the number of shares designated as Series B Convertible Preferred Stock was increased to 5,000,000 shares. Each share of Series B Convertible Preferred Stock has a par value of $0.001, and a stated value equal to $5.00 (“Stated Value”). Holders of the Series B Convertible Preferred Stock are entitled to receive dividends or other distributions with the holders of the common stock of the Company on an as converted basis when, as, and if declared by the directors of the Company. Holders of the Series B Convertible Preferred Stock are entitled to convert each share of the Series B Convertible Preferred Stock into fifty (50) shares of common stock. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, holders of the Series B Convertible Preferred Stock are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, pro rata with the holders of the common stock.

As of December 31, 2021, the Company had 5,000,000 shares of Series B Convertible Preferred Stock, par value $0.001, authorized, and 610,000 shares of Class B preferred stock issued and outstanding.

Series C Preferred Stock

On January 14, 2019, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada, which established 1,000,000 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”), par value $0.001 per share, having such designations, rights and preferences as set forth in the Certificate of Designation, as determined by the Board in its sole discretion, in accordance with the Company’s Certificate of Incorporation and Bylaws. The Certificate of Designation became effective with the State of Nevada upon filing.

The shares of Series C Preferred Stock have a stated value of $1.00 per share, are convertible into Common Stock at a price per share equal to 71% of the average of the lowest two (2) closing prices of the Common Stock during the fifteen (15) Trading Day (as defined in the Certificate of Designation) period ending on the last complete Trading Day prior to the Conversion Date (as defined in the Certificate of Designation) (the “Conversion Price”), and earn dividends at the rate of 10% per annum. Upon an Event of Default (as defined in the Certificate of Designation), the Series C Preferred Stock earn dividends at the rate of 22% per annum.

The shares of Series C Preferred Stock do not have voting rights, and rank: (a) senior with respect to dividend rights and rights of liquidation with the Common Stock; (b) junior with respect to dividends and right of liquidation with respect to the Company’s Series B Preferred Stock; and (c) junior with respect to dividends and right of liquidation to all existing indebtedness of the Company.

The Company may redeem the Series C Preferred Stock in accordance with the terms of the Certificate of Designation prior to the one hundred eightieth (180th) day following the date of issuance of the Series C Preferred Stock.

The Company sold 70,000 shares of Series C Preferred Stock on January 15, 2019 for gross proceeds of $63,000 and sold 51,700 shares of Series C Preferred Stock on June 14, 2019 for gross proceeds of $47,000. The number of issued and outstanding shares of Series C Convertible Preferred Stock were 146,084 and 196,083, respectively, for December 31, 2021 and June 30, 2021.

Series D Convertible Preferred Stock

On July 27, 2021 the Company designated Series D Convertible Preferred Stock (the “Series D Shares”). The Series D Shares have a stated value of $100.00 (the “Stated Value”), and carry a conversion price of the volume weighted average price (for the 20 trading days immediate prior to the conversion date. The amount of shares of Common Stock to be issued upon any conversion shall be calculated as the quotient of (i) the product of the issued shares of the Series D Shares to be converted and the Stated Value, and (ii) the Conversion Price. The Series D Shares are not entitled to receive dividends or other distributions, and have no voting rights.

Anti-Takeover Effects of Various Provisions of Nevada Law

Provisions of the Nevada Revised Statutes, our articles of incorporation, as amended, and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Amendments to our Articles of Incorporation and Bylaws under the Nevada Revised Statutes, our articles of incorporation may not be amended by stockholder action alone.

Nevada Anti-Takeover Statute

We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

Limitations on Liability and Indemnification of Officers and Directors

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.

The limitation of liability and indemnification provisions under the Nevada Revised Statues and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

●	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

●	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

●	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and

●	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Controls and Procedures

Evaluation of Disclosure Controls and Procedures

We maintain “disclosure controls and procedures, “as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”), that are designed to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating our disclosure controls and procedures, management recognized that disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Additionally, in designing disclosure controls and procedures, our management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible disclosure controls and procedures. The design of any disclosure controls and procedures also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

In connection with the preparation of this Registration Statement, our principal executive officer and principal financial officer have concluded that our disclosure controls and procedures (as defined in Rules 13a-15(c) and15d-15(e) under the Exchange Act) are not effective to ensure that information required to be disclosed by us in report that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the U.S. Securities and Exchange Commission’s rules and forms and to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is accumulated and communicated to our management, including our Chief Executive Officer, as appropriate to allow timely decisions regarding required disclosure.

Management’s Report on Internal Control over Financial Reporting

The management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting (“ICFR”) for the Company. Our internal control system was designed to, in general, provide reasonable assurance to the Company’s management and board regarding the preparation and fair presentation of published financial statements, but because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our management assessed the effectiveness of the Company’s internal control over financial reporting as of June 30, 2021. The framework used by management in making that assessment was the criteria set forth in the document entitled “2013 Internal Control –Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that assessment, management concluded that, during the period covered by this report, such internal controls and procedures were not effective as of June 30, 2021.

A material weakness is a deficiency, or a combination of deficiencies, within the meaning of Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard AS 2201, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. Management has identified the material weaknesses described below, which have caused management to conclude that as of June 30, 2021, our internal controls over financial reporting were not effective at the reasonable assurance level.

Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions are being performed by separate individuals. Management evaluated the impact of our failure to have segregation of duties in all of our financially significant processes and have concluded that this control deficiency represented a material weakness. We plan to remediate this weakness over the next 12 months.

This registration statement does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm as we are a smaller reporting company and are not required to provide the report.

Limitations on Controls

Management does not expect that the Company’s disclosure controls and procedures or the Company’s internal control over financial reporting will prevent or detect all error and fraud. Any control system, no matter how well designed and operated, is based upon certain assumptions and can provide only reasonable, not absolute, assurance that its objectives will be met. Further, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud, if any, within the Company have been detected. The Company’s disclosure controls and procedures are designed to provide reasonable assurance of achieving their objectives and the Company’s chief executive officer and chief financial officer have concluded that the Company’s disclosure controls and procedures are not effective.

Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible. However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions are being performed by separate individuals. Management evaluated the impact of our limitation to have segregation of duties in all of our financially significant processes and have concluded that this control did not meet the criteria of a material weakness.

Notwithstanding the assessment that our disclosure controls and procedures and our internal controls over financial reporting were not effective and that there are material weaknesses as identified herein, we believe that our consolidated financial statements contained in this Registration Statement fairly present our financial position, results of operations and cash flows for the periods covered thereby in all material respects.

Changes in Internal Controls

During the fiscal year ended June 30, 2021, there have been no changes in our internal control over financial reporting that have materially affected or are reasonably likely to materially affect our internal controls over financial reporting

LEGAL MATTERS

The legality of the shares offered under this registration statement will be passed upon by Mitchell Silberberg & Knupp LLP.

INTERESTS OF NAMED EXPERTS

The consolidated financial statements for the Company for the year ended June 30, 2021 included in this prospectus have been audited by Boyle CPA, LLC, an independent registered public accounting firm. The consolidated financial statements of Smartmetric, Inc. for the year ended June 30, 2020 included in this registration statement and prospectus have been audited by Prager Metis CPAs, LLC, independent registered public accounting firm, as indicated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to the Company’s ability to continue as a going concern).

The consolidated financial statements included in this prospectus are incorporated herein in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

INFORMATION WITH RESPECT TO THE REGISTRANT

Corporate History and Business Overview

SmartMetric, Inc. (“SmartMetric” or the “Company”) is a company that was incorporated pursuant to the laws of Nevada on December 18, 2002 and is engaged in the biometric technology manufacturing industry. SmartMetric has an issued patent covering technology that involves connection to networks using data cards (smart cards and EMV cards). In addition, SmartMetric holds the sole license to issued patents covering features of its biometric fingerprint activated cards. SmartMetric’s main products are a fingerprint sensor activated payments card for use in the credit/debit card industry. The SmartMetric fingerprint biometric cards have a rechargeable battery allowing for portable biometric identification and card activation prior to being presented to or inserted in, a credit/debit card reader. These cards are herein sometimes referred to as a biometric card or the SmartMetric Biometric card.

The Market for Biometric Credit Cards

Estimated Market Size

The estimated size of the market for biometric credit/debit cards is significant. While the company is not making any projections on the actual size of the market a number of industry figures point to the outsized market size and potential.

According to EMV Co which is a credit card standards body responsible for the licensing and rules governing EMV chips used on today’s credit/debit cards, more than 10 billion EMV chip cards have been issued by banks globally.

SmartMetric retained an independent consumer market research company to ascertain the potential consumer demand for a credit card with incorporated fingerprint biometrics. The survey was conducted in the USA and the respondents were Visa credit card users.

The result of the consumer research survey is as follows.

1: Are you concerned about credit card or identity fraud?

Answered Yes: 80.1%

2: Would you pay for a safer biometric secured credit card that has a built-in fingerprint reader for your protection?

Answered Yes: 65.5%

3: What would you prefer to pay for a biometric fingerprint secured safer credit card?

Answer 1: $69.95 one-time charge for the life of the card (3 years) 60.2%

Answer 2: $8.95 per month (includes identity theft insurance) 39.7%

Given these consumer research results and given the number of credit cards issued by banks, it is a massively large potential market that SmartMetric has developed its product for.

All credit/debit cards that are to be issued by a Bank must be tested and approved of by the card brand network that the card is to operate on. Visa, MasterCard, American Express and Diners brands and networks all have their own individual testing and approval procedures.

The card brand that SmartMetric is working with published its biometric testing procedures in March of 2021. This caused the company to make changes to its card, adding its newly invented anti spoofing live fingerprint detection technology to its biometric card.

The SmartMetric Biometric Technology and Products

SmartMetric’s founder, Chaya Hendrick is the originator and inventor of various miniature biometric activated cards, including the SmartMetric biometric fingerprint activated payments card with an embedded fully functional fingerprint reader inside the card. The card is the size and thickness of a standard credit card. The SmartMetric biometric payments card provides for high level security for credit/debit cards by adding biometric authentication and activation to Europay, MasterCard and Visa (“EMV”) chip cards in use around the world. The SmartMetric biometric payments card has been manufactured to be totally interoperable with existing EMV chip card readers, ATMs as well as banking payments infrastructure.

SmartMetric has developed its rechargeable battery powered fingerprint reader that is of a scale that fits “inside” a standard credit/debit card. The cardholder has stored inside the card his or her fingerprint. To activate the card the person swipes the fingerprint sensor, the sensor is connected to an internal microprocessor that manages the fingerprint sensor fingerprint image capture and comparison matching with the pre-stored fingerprint of the cardholder held in the internal electronic memory of the card. The card has a surface mounted EMV chip as found on EMV banking chip cards that is activated or turned on only after a card holder’s fingerprint has been scanned and verified using the SmartMetric miniature “in-card” biometric scanner.

There are over ten (10) billion EMV chip cards used by banks around the world for credit cards, ATM cards and debit cards according to EMVCo. SmartMetric sees this existing user base as a natural market for its advanced biometric activated card technology for the credit/debit card market.

In Card Fingerprint Matching and Verification

The SmartMetric Biometric card incorporates a rechargeable, solid state battery. This battery is rechargeable, very thin and has been designed by SmartMetric to fit inside the SmartMetric fingerprint credit card sized card. This battery is manufactured by a third party unaffiliated with the Company to SmartMetric’s specifications. This battery is embedded inside the card.

Other components needed for manufacture of the SmartMetric Biometric card include, but are not limited to, sensors, microchips, memory chips and processor chips. The ultra-thin circuit board developed by SmartMetric has multiple active and passive components. The supply of memory processors and passive components may be interrupted at any time based on global supply/demand issues.

The biometric card has been designed to offer the option of a built-in radio frequency transmitter for contactless access and identity verification (“RFID’). The RFID contactless chip transmission is turned on using the card users fingerprint verification.

The thinness form factor of many of the components, has also resulted in the Company having to develop its own process for high volume electronic assembly. The Company has also successfully overcome the challenge of developing a process of encapsulating the electronics in plastic to create the credit card sized biometric fingerprint activated card that also has an internal rechargeable battery.

Standard credit card manufacturing utilizes machines that require high pressure and high temperature in fusing top and bottom sheets of plastic together thereby encasing any electronics inside the card. Given the complexity of the card’s electronics and vulnerability to an assembly process involving high heat and high pressure, damage to the electronic circuitry was a major challenge for the Company to overcome. Research and development activities of the Company allowed the Company to achieve this ability through a trade secret process that protects the silicon and internal battery that is mounted directly onto the card’s internal electronics circuit board.

Biometrics

Biometric technologies identify users by electronically capturing a specific biological or behavioral characteristic of that individual, such as a fingerprint or voice or facial feature, and creating a unique digital identifier from that characteristic. Because this process relies on largely unalterable human characteristics, positive identification can be achieved independent of any information possessed by the individual seeking authorization.

The process of identity authentication typically requires that a person present for comparison with one or more of the following factors:

●	Something known such as a password, PIN or mother’s maiden name;

●	Something carried such as a token, card, or key; or

●	Something physical such as fingerprint, voice pattern, signature motion, facial shape or other biological or behavioral characteristic.

Comparison of biological and behavioral characteristics has historically been the most reliable and accurate of the three factors but has also been the most difficult and costly to implement into a single product that can automatically verify the identity of a user accessing a computer network or the Internet. However, recent advances in biometric collection technologies (both biometric hardware products and their associated processing software) have increased the speed and accuracy and reduced the cost of implementing biometrics in commercial environments. Management believes that individuals, website operators, government organizations, and businesses will increasingly use this method of identity authentication.

Biometrics refers to the automatic identification of a person based on his/her physiological or behavioral characteristics. This method of identification is preferred over traditional methods involving passwords and personal identification numbers (“PINs”) for two reasons: (i) the person to be identified is required to be physically present at the point of identification; and (ii) identification based on biometric techniques obviates the need to remember a password or carry a token. By replacing PINs, biometric techniques can potentially prevent unauthorized access to or fraudulent use of cellular phones, Biometric cards, desktop PCs, workstations and computer networks. In automobiles, biometrics could replace keys-less entry devices. The SmartMetric fingerprint activated credit card that has the fingerprint encased inside the credit card has been developed to replace the less secure PIN’s for credit/debit cards.

PINs and passwords may be forgotten, may be hacked and token-based methods of identification, e.g., passports and driver’s licenses, may be forged, stolen or lost. Various types of biometric systems are being used for real-time identification, with the most popular based on facial recognition and fingerprint matching. Other biometric systems utilize iris and retinal scanning, speech, facial thermograms and hand geometry. Of the biometric options available to work with a credit/debit card, fingerprint scanning is the only biometric methodology that has been successfully reduced in size to fit inside such cards.

A biometric system is essentially a pattern recognition system, which makes a personal identification by determining the authenticity of a specific physiological or behavioral characteristic possessed by the user. An important issue in designing a practical system is to determine how an individual is identified.

There are two different ways to resolve a person’s identity; verification and identification. Verification (Am I whom I claim I am?) involves confirming or denying a person’s claimed identity. In identification, one has to establish a person’s identity (Who am I?).

As stated above, the SmartMetric fingerprint biometric card has been designed as a credit-card sized card embedded with an integrated circuit, contact chip and biometric fingerprint sensor. The SmartMetric card has been designed to provide not only memory capacity, but also computational capability along with secure non-refutable identification of the user. We believe that the self-containment of SmartMetric’s card makes it substantially resistant to attack, as it will not need to depend upon vulnerable external resources. Because of this characteristic, we expect that the SmartMetric biometric card may be used in different applications, which require strong security protection and authentication.

The physical structure of a card is specified by the International Standards Organization (“ISO”). Generally, this structure is made up of three elements: (i) the plastic card, which is the most basic one and has the dimensions of 85.60mm x 53.98 x 0.80mm; (ii) an electronic circuit board inlay; and (iii) a contact chip that are embedded in the card.

The SmartMetric card has been designed to conform to ISO standards. The electronic circuit inlay is a part of, and not distinct from, the biometric card.

The communication line between the card and ATMs and other standard smart card reading devices is bi-directional serial transmission, which conforms to ISO standards. Card commands and input data are sent to the chip that responds with status words and output data upon the receipt of these commands and data. Information is sent in half duplex mode (transmission of data is in one direction at a time). This protocol, together with the restriction of the bit rate, is designed to prevent data attack on the card. Other data protection systems are utilized inside the card including advanced encryption.

In general, the size, the thickness and bend requirements for the biometric card were designed to protect the card from being spoiled physically.

Recent Developments

COVID-19 has had an impact on SmartMetric’s final card production. While the delays are due to supply line disruption, the Company is confident that these delays will be short-lived based on advice from our manufacturing partners, manufacturing alternatives and alternative supply lines that are being put into place by the Company.

SmartMetric has presented its fingerprint activated biometric card to a large global payments network and credit/debit card brand. The company has been advised that the card testing and approval requirements for this network is that the company’s biometric fingerprint scanning must be able to differentiate between a live finger and a fake finger at the time of fingerprint scanning. This is to protect the card from what is called in the industry, spoofing.

The adopted method for this kind of anti-spoofing detection within the biometric industry is performed through intelligent software analysis done at the time of the fingerprint scan. SmartMetric has tested this methodology and was not confident in its robustness in performing the task at hand. So as to ensure the highest level of anti-spoofing capability, SmartMetric has developed its own method that it believes is far in advance to the normal standard within the biometric industry.

SmartMetric has completed the invention of its advanced live finger detection method and is now working on its incorporation into the company’s biometric card. Once this has been completed the company will then be presenting its card for testing as a biometric card to the global payments network. SmartMetric has received a license from this network to move forward with its product testing by the networks designated biometric card test laboratory.

The company’s product is different from most other biometric cards that have been announced in that it has its own internal rechargeable battery. This is important and a must if the card is to be used at ATM’s.

Other differentiations are the now newly developed advanced anti-spoofing technology.

Other cards under development based on the company’s biometric technology include memory cards with up to 2GB of memory. Also cards that have much larger display screens that can display such things as Q-Codes.

The large-scale memory fingerprint biometric protected card has potential application in the portable medical records industry as well as advanced applications in the banking and financial transaction industries.

Years of research and development has gone into the miniaturization of the electronics at the core of the SmartMetric fingerprint biometric card. All of the design and electronic engineering has been undertaken by SmartMetric and is the owned property and trade secrets of the company.

The card developed by SmartMetric has its own Advanced RISK Machines (“ARM”) Cortex processor along with additional memory. The user’s fingerprint is stored inside the cards memory and is protected by advanced very strong elliptic curve cryptography.

Sales and Marketing

Upon approval by one or more major global card payments network/s SmartMetric will offer its biometric card directly to card issuing banks nationally and internationally.

Manufacturing

The Company designs and develops its biometric technology. Current production capacity is approximately 250,000 cards per week that can be substantially increased over a relatively short period of time.

SmartMetric’s President & CEO in the card lamination factory.

Intellectual Property

We rely on patents, licenses, trade secrets, trademarks, copyright registrations and non-disclosure agreements to establish and protect our proprietary rights in our technologies and products. A number of patents are in process (“Patents Pending”) that cover critical aspects of the engineering and function of the SmartMetric Biometric card. The founder of SmartMetric, Chaya Hendrick, is the inventor of these patents, and has provided SmartMetric with an option over biometric card related Pending Patents invented by her.

Some of the most recent Patents Pending have not been disclosed on The United States Patent and Trademark Office’s (“USPTO”) database of “filed for patents” and remain trade secrets within the Company. Publishing of such Patents Pending will be done in due course.

Patents

SmartMetric Biometric card is protected by USPTO issued patents. Other patents are pending. Our technology is also dependent upon unpatented trade secrets. However, trade secrets are difficult to protect. In an effort to protect our trade secrets, we have a policy of requiring our employees, consultants and advisors to execute non-disclosure agreements. The principal shareholder of SmartMetric and technology inventor, Chaya Hendrick, through various corporate investment vehicles and companies also owns other technologies, patents, and has financial interest in other technology companies. Chaya Hendrick, under an executed employment agreement is not subject to any restriction on using and owning any technology, methodology, process or invention created by Chaya Hendrick.

Government Regulation

There are currently no governmental regulations, which have any bearing on the raw materials or the manufacturing of our payments card products. United States federal departments such as the Department of Defense have rules and regulations concerning security features of smart cards used as identity or building and cyber access cards. These regulations stipulate a specific licensing and testing protocol for such cards.

Banking Industry Self-Regulation

The EMV chip used in chip cards are subject to licensing and testing by the banking-controlled body called EMVCo. EMVCo is an acronym standing for Europay, MasterCard and Visa. These international payments card networks were the founding parties of EMVCo.

Individual payments networks such as Visa, MasterCard, Europay, American Express, Union Pay Dinners and JCB all have their own individual licensing and testing standards and processes in addition to that of EMVCo.

Research and Development

Our research and development program is focused on ongoing development of new products built on our existing biometric card. We continue to refine our technology and develop further improvements to our biometric card products. We have finalized our first biometric EMV payments card product. We have also concluded the design and electronic engineering for our soon-to-be released multi-function security and access control biometric cards. Research and development will continue as the Company continues to innovate and develop new biometric card-based products.

The Company has developed and is continuing to develop its own embedded systems and application software that works with the SmartMetric Biometric card. This development software and systems and ongoing electronic design and development requires the company to continue to expend time and financial resources on significant software development. Currently, the Company has electronic and software engineers working in Tel Aviv, Israel and Buenos Aires, Argentina.

Competition

Various potential competitors have announced products similar to that of SmartMetric’s. It is understood that “announced” is defined as a person to hold their finger on the cards fingerprint sensor while it is in a card reader. Unlike the SmartMetric Biometric card that is powered from its own internal rechargeable battery, this other type of card does not allow the card to be used in most restaurants that need to take the card away from the table for processing at the checkout. It also does not allow their other type of card to be used at the vast majority of ATM’s.

Employees

As of the date of this registration statement, we have one full time employee, our Chief Executive Officer and President, Chaya Hendrick.

We primarily use direct contract hires in administration and engineering, as is common in the information technology world. All work product developed by all of our engineers remains the intellectual property of SmartMetric. Engineers who work for SmartMetric under contract are primarily based in Tel Aviv, Israel. Some software engineering is conducted in Buenos Aires, Argentina.

Corporate History

We were incorporated in the State of Nevada on December 18, 2002 and our principal office is located in Las Vegas, Nevada. Since our inception, we have invested a substantial portion of our efforts and financial resources in the development of our products.

We have generated no revenues from the sale of our products and have experienced substantial net operating losses.

Where to Find More Information

We make our public filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all exhibits and amendments to these reports. These materials are available on the Company’s website at www.smartmetric.com or on the SEC’s web site, http://www.sec.gov.

MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Common Stock

Our common stock is quoted on the OTCQB under the symbol “SMME.”

(b) Holders of Common Equity

As of the date hereof, there were approximately 1,118 stockholders of record. An additional number of stockholders are beneficial holders of our common stock in “street name” through banks, brokers and other financial institutions that are the record holders.

(c) Dividend Information

We have not paid any cash dividends to our holders of common stock. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with our condensed consolidated financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited, to those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

SmartMetric, Inc. is a company engaged in the biometric technology industry. SmartMetric has secured a patent covering technology that involves connection to networks using data cards (smart cards and EMV cards). In addition, SmartMetric holds the sole license to issued patents covering features of its biometric fingerprint activated cards. SmartMetric’s main products are a fingerprint sensor activated payments card with a finger sensor and fully functional fingerprint reader embedded inside the card. The cards have a rechargeable battery allowing for portable biometric identification and card activation. These cards are herein sometimes referred to as a biometric card or the SmartMetric Biometric card.

To date, we have devoted a substantially all of our efforts and financial resources to the development of our SmartMetric Card. Since our inception in 2002, we have generated no revenue from product sales and have funded our operations principally through the private sales of our equity securities. We have never been profitable and, as of May 23, 2022, we had an accumulated deficit of approximately $28,878,841. We expect to continue to incur significant operating losses for the foreseeable future as we continue the development of our technologies and advance them to market.

Our cash and cash equivalents balance at May 23, 2022 was approximately $10,325 representing 20.5% of total assets. Notwithstanding our recent capital raises, based on our current expected level of operating expenditures, we expect to be able to fund our operations into 2023. This period could be shortened if there are any significant increases in spending that were not anticipated or other unforeseen events.

We anticipate raising additional cash through the private or public sales of equity or debt securities to continue to fund our operations and the development of our technologies. There is no assurance that financing will be available to us when needed in order to allow us to continue our operations, or if available, on terms acceptable to us. If we do not raise sufficient funds in a timely manner, we may be forced to curtail operations, delay or stop our ongoing clinical trials, cease operations altogether, or file for bankruptcy. We currently do not have commitments for future funding

Going Concern

The condensed consolidated financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

As shown in the accompanying consolidated financial statements the Company has incurred recurring losses of $304,826 for the three month period ending March 31, 2022 and has incurred a cumulative loss of $30,582,631 since inception (December 18, 2002). The Company is currently in the development stage and has spent a substantial portion of its time in the development of its technology.

There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern beyond calendar year 2023. The Company maintains sufficient cash to continue as a going concern throughout all of calendar year 2022.

Management believes that the Company’s capital requirements will depend on many factors. These factors include the final phase of development and mass production being successful as well as product implementation and distribution.

The consolidated financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

Effect of Covid-19

In December 2019, an outbreak of a novel strain of coronavirus originated in Wuhan, China (“COVID-19”) and has since spread worldwide, including to the Unites States, posing public health risks that have reached pandemic proportions (the “COVID-19 Pandemic”). COVID-19 poses a threat to the health and economic wellbeing of our employees, customers and vendors. Like most businesses world-wide, the COVID-19 Pandemic has impacted the Company financially. Further, the COVID-19 Pandemic, has had an impact on SmartMetric’s final card production. While the delays are due to supply line disruption, the Company is confident that these delays will be short-lived based on advice from our manufacturing partners, manufacturing alternatives and alternative supply lines that are being put into place by the Company. However, management cannot presently predict the scope and severity with which COVID-19 will impact our business, financial condition, results of operations and cash flows.

SmartMetric’s commitment to the health and safety of its employees remains our first priority. Our rigorous precautionary measures include the formation of global and regional response teams that maintain contact with authorities and experts to actively manage the situation, restrictions on company travel, quarantine protocols for employees who may have had exposure or have symptoms, frequent disinfecting of our locations and other measures designed to help protect employees, customers and suppliers. We expect to continue these measures until the COVID-19 pandemic is adequately contained for our business.

In the near-term, our operating results are going to be challenged due to this crisis. We continue to manage our cost structure to meet the uncertain demand, while making additional cost reductions as needed. Our customers’ businesses are subject to the fluctuations in global economic cycles and conditions and other business risk factors which may impact their ability to operate their businesses. The performance and financial condition of our customers may cause us to alter our business terms or to cease doing business with a particular customer. Further, the potential impact of the COVID-19 Pandemic on their businesses could adversely impact our customers’ ability to pay us for work performed, increasing our future estimate of credit losses.

Recent Developments

Issuance of Commitment Shares, Notes and Warrants to Three Investors

On January 27, 2022, we entered into separate securities purchase agreements with three investors, for the sale and issuance to each investor of: (i) a promissory note in the aggregate principal amount of $250,000, (ii) a common stock purchase warrant to purchase 12,500,000 shares of the Company’s common stock, and (iii) a commitment fee in the form of 12,500,000 shares of the Company’s common stock.

Mast Hill Equity Purchase Agreement and Registration Rights Agreement to Mast Hill Fund, L.P.

On March 8, 2022, we entered into an equity purchase agreement with Mast Hill Fund, L.P. (“Mast Hill”), pursuant to which, upon the terms and subject to the conditions thereof, Mast Hill is committed to purchase, shares of our common stock at an aggregate price of up to $5,000,000 over the course of its term.

Additionally, in connection with the execution of the equity purchase agreement, the Company issued Mast Hill five (5) common stock purchase warrants, respectively, for the purchase of (i) 500,000 shares of common stock, (ii) 1,000,000 shares of common stock, (iii) 1,000,000 shares of common stock, (iv) 2,500,000 shares of common stock, and (v) 62,500,000 shares of the Company’s common stock at the Exercise Price (as such term is defined in each warrant) per share then in effect.

The Company also entered into a registration rights agreement whereby the Company shall (i) file with the United States Securities and Exchange Commission (the “SEC”) a registration statement within forty-five (45) days of the date of such agreement; and (ii) have the registration statement declared effective by the Commission within ninety (90) days after the date the registration statement is filed with the SEC (or at the earliest possible date if prior to ninety (90) calendar days from the date hereof), and any amendment declared effective by the SEC at the earliest possible date.

Issuance of Commitment Shares, Note, and Warrant to Mast Hill Fund, L.P.

On March 15, 2022, we entered into a securities purchase agreement with Mast Hill Fund, L.P. (the “Mast Hill”) with respect to the sale and issuance to the Mast Hill of: (i) a promissory note in the aggregate principal amount of $250,000, (ii) a common stock purchase warrant to purchase up to an aggregate of 12,500,000 shares of the Company’s common stock, and (iii) 12,500,000 shares of common stock.

Critical Accounting Policies

We have prepared our financial statements in conformity with accounting principles generally accepted in the United States, which requires management to make significant judgments and estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. We base these significant judgments and estimates on historical experience and other applicable assumptions we believe to be reasonable based upon information presently available. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the financial statements as soon as they became known. Actual results could materially differ from our estimates under different assumptions, judgments or conditions.

All of the Company’s significant accounting policies are discussed in Note 2, Summary of Significant Accounting Policies, to our financial statements, included above in this Registration Statement. We have identified the following as our significant accounting policies and estimates, which are defined as those that are reflective of significant judgments and uncertainties, are the most pervasive and important to the presentation of our financial condition and results of operations and could potentially result in materially different results under different assumptions, judgments or conditions.

We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our financial statements:

Research and Development Costs – Research and development costs are charged to expense as incurred. Our research and development expenses consist primarily of expenditures for electronics design and engineering, software design and engineering, component sourcing, component engineering, manufacturing, product trials, compensation and consulting costs. Due to the small size of the Company’s research & development staff as well as the lack of any long term research and development-related contracts, we do not believe that the use of this critical accounting estimate will have a material impact on the results of financial operations.

Results of Operations

Comparison of the Three Months Ended March 31, 2022 and 2021

Our results of operations have varied significantly from year to year and quarter to quarter and may vary significantly in the future. We did not have revenue for the three months ending March 31, 2022 and 2021. Net loss for the three months ended March 31, 2022 and 2021 were $304,826 and $213,122, respectively, resulting from the operational activities described below.

Operating Expenses

Operating expense totaled $284,202 and $199,225 during the three months ended March 31, 2022 and 2021, respectively. The increase in operating expenses is the result of higher consulting expenses and legal expenses.

	Quarter Ended March 31,		Change in 2022 Versus 2021
	2022	2021	$	%
Operating expense
Officer salary	$47,500	$47,500	$-0-	-0-%
Research and development	44,551	16,822	27,729	164.8%
General and administrative	217,185	134,903	82,282	60.1%
Total operating expense	$284,202	$199,225	$110,011	55.2%

Research and Development

Research and development expenses totaled $44,551 and $16,822 for the three months ended March 31, 2022 and 2021, respectively. The increase of $27,729, or 164.8%, in 2022 compared to 2021 was primarily attributable to increased engineering expenses. Our research and development expenses consist primarily of expenditures related to engineering.

General and Administrative

General and administrative expenses totaled $217,185 and $134,903 for the three months ended March 31, 2022 and 2021, respectively. The increase of $82,282, or 60.1%, in 2022 compared to 2021 was primarily the result of an increase in consulting and legal expenses. Our general and administrative expenses consist primarily of expenditures related to employee compensation, legal, accounting and tax, other professional services, and general operating expenses.

Other Expense

Other income (expense) totaled $4,410 and ($13,897) for the three months ended March 31, 2022 and 2021, respectively.

	Quarter Ended March 31, 2022		Change in 2022 Versus 2021
	2022	2021	$	%
Gain (loss) on change in derivatives	-0-	-0-	-0-	-0-%
Gain on PPP loan forgiveness	20,832	-0-	20,832	-0-
Interest Expense	(16,422)	(13,897)	(2,525)	(18.2)%
Total other (income) expense	$4,410	$(13,897)	$18,307	131.7%

Interest income (expense)

We had net interest expense of ($16,422) in the three months ended March 31, 2022 compared to ($13,897) net interest expense for the three months ended March 31, 2021. The increase of ($2,525) was attributable to higher deferred officer salary.

Gain (loss) on change in derivatives

We had a gain (loss) on change in derivatives of $0 in the three months ended March 31, 2022 compared to a $0 gain (loss) on change in derivatives for the three months ended March 31, 2021.

Gain on PPP loan forgiveness

We recognized $20,832 on the forgiveness of a PPP loan during the three months ended March 31, 2022.

Liquidity and Capital Resources

We have incurred losses since our inception in 2002 as a result of significant expenditures for operations and research and development and the lack of any revenue. We have an accumulated deficit of $30,582,631 as of March 31, 2022 and anticipate that we will continue to incur additional losses for the foreseeable future. Through March 31, 2022, we have funded our operations through the private sale of our equity securities and exercises of options and warrants, resulting in gross proceeds of approximately $27.5 million from inception through March 31, 2022.

	Nine Months Ended March 31,		Change in 2022 Versus 2021
	2022	2021	$	%
Cash at beginning of period	$10,325	$71,377	$(61,052)	(85.6)%
Net cash used in operating activities	(849,302)	(425,620)	(423,682)	(99.5)%
Net cash used in investing activities	—	—	—	—
Net cash provided by financing activities	1,145,707	375,837	769,870	204.8%
Cash at end of period	$306,730	$21,594	$285,136	1320.4%

Net Cash Used in Operating Activities

Net cash used in operating activities was $849,302 and $425,620 for the nine months ended March 31, 2022 and 2021, respectively. The increase of $387,232 in cash used during 2022 compared to 2021 was primarily attributable to an increase in consultant costs and legal expenses.

Net Cash Used in Investing Activities

Cash used in investing activities was $0 and $0 for the nine months ended March 31, 2022 and 2021, respectively.

Net Cash Provided by Financing Activities

During the nine months ended March 31, 2022, net cash provided by financing activities was $1,145,707, compared to $375,837 for the nine months ended March 31, 2021. The increase of $769,870 was due to higher sales of the Company’s securities in private placements. We continue to seek funding through private placement sales of equity to fund our continued operations, sales and marketing and ongoing research and development programs.

Equity Financing Agreements

Issuance of Commitment Shares, Notes and Warrants to Three Investors

On January 27, 2022, we entered into separate securities purchase agreements with three investors, for the sale and issuance to each investor of: (i) a promissory note in the aggregate principal amount of $250,000, (ii) a common stock purchase warrant to purchase 12,500,000 shares of the Company’s common stock, and (iii) a commitment fee in the form of 12,500,000 shares of the Company’s common stock.

Mast Hill Equity Purchase Agreement and Registration Rights Agreement to Mast Hill Fund, L.P.

On March 8, 2022, we entered into an equity purchase agreement with Mast Hill Fund, L.P. (“Mast Hill”), pursuant to which, upon the terms and subject to the conditions thereof, Mast Hill is committed to purchase, shares of our common stock at an aggregate price of up to $5,000,000 over the course of its term.

Additionally, in connection with the execution of the equity purchase agreement, the Company issued Mast Hill five (5) common stock purchase warrants, respectively, for the purchase of (i) 500,000 shares of common stock, (ii) 1,000,000 shares of common stock, (iii) 1,000,000 shares of common stock, (iv) 2,500,000 shares of common stock, and (v) 62,500,000 shares of the Company’s common stock at the Exercise Price (as such term is defined in each warrant) per share then in effect.

The Company also entered into a registration rights agreement whereby the Company shall (i) file with the United States Securities and Exchange Commission (the “SEC”) a registration statement within forty-five (45) days of the date of such agreement; and (ii) have the registration statement declared effective by the Commission within ninety (90) days after the date the registration statement is filed with the SEC (or at the earliest possible date if prior to ninety (90) calendar days from the date hereof), and any amendment declared effective by the SEC at the earliest possible date.

Issuance of Commitment Shares, Note, and Warrant to Mast Hill Fund, L.P.

On March 15, 2022, we entered into a securities purchase agreement with Mast Hill Fund, L.P. (the “Mast Hill”) with respect to the sale and issuance to the Mast Hill of: (i) a promissory note in the aggregate principal amount of $250,000, (ii) a common stock purchase warrant to purchase up to an aggregate of 12,500,000 shares of the Company’s common stock, and (iii) 12,500,000 shares of common stock.

Comparison of the Nine Months Ended March 31, 2022 and 2021

Our results of operations have varied significantly from year to year and quarter to quarter and may vary significantly in the future. We did not have revenue for the nine months ending March 31, 2022 and 2021. Net loss for the nine months ended March 31, 2022 and 2021 were $1,766,124 and $896,786, respectively, resulting from the operational activities described below.

Operating Expenses

Operating expense totaled $1,207,582 and $624,867 during the nine months ended March 31, 2022 and 2021, respectively. The increase in operating expenses is the result of higher consulting expenses and legal expenses.

	Nine Months Ended March 31,		Change in 2022 Versus 2021
	2022	2021	$	%
Operating expense
Officer salary	$142,500	$142,500	$-0-	-0-%
Research and development	113,446	60,761	52,685	86.7%
General and administrative	951,636	421,606	548,833	130.2%
Total operating expense	$1,207,582	$624,867	$601,518	96.3%

Research and Development

Research and development expenses totaled $113,446 and $60,761 for the nine months ended March 31, 2022 and 2021, respectively. The increase of $52,685, or 86.7%, in 2022 compared to 2021 was primarily attributable to increased engineering expenses. Our research and development expenses consist primarily of expenditures related to engineering.

General and Administrative

General and administrative expenses totaled $970,439 and $421,606 for the nine months ended March 31, 2022 and 2021, respectively. The increase of $548,833 or 130.2%, in 2022 compared to 2021 was primarily the result of an increase in consulting and legal expenses. Our general and administrative expenses consist primarily of expenditures related to employee compensation, legal, accounting and tax, other professional services, and general operating expenses.

Other Expense

Other income (expense) totaled $191,917 and $108,344 for the nine months ended March 31, 2022 and 2021, respectively.

	Nine Months Ended March 31,		Change in 2022 Versus 2021
	2022	2021	$	%
Gain (loss) on change in derivatives	(503,424)	(62,465)	(440,959)	(705.9)%
Gain on PPP loan forgiveness	20,832	-	20,832	-
Interest Expense	(57,147)	(45,879)	(11,268)	(24.6)%
Total other (income) expense	$(191,917)	$(108,344)	$(83,573)	(77.1)%

Interest income (expense)

We had net interest expense of ($57,147) in the nine months ended March 31, 2022 compared to ($45,879) net interest expense for the nine months ended March 31, 2021. The increase of $11,268 was attributable to higher deferred officer salary.

Gain (loss) on change in derivatives

We had a loss on change in derivatives of ($503,424) in the nine months ended March 31, 2022 compared to ($62,465) loss on change in derivatives for the nine months ended March 31, 2021. The increase of ($440,959) was attributable to an increase in convertible debt and Series C Preferred Stock.

Gain on PPP loan forgiveness

We recognized $20,832 on the forgiveness of a PPP loan during the nine months ended March 31, 2022.

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

Set forth below are the present directors and executive officers of the Company. Except as set forth below, there are no other persons who have been nominated or chosen to become directors, nor are there any other persons who have been chosen to become executive officers. Other than as set forth below, there are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer.

Name	Age	Position with the Company
Chaya Hendrick	66	President, Chief Executive Officer and Chairman of the Board
Jay M. Needelman, CPA	54	Chief Financial Officer, Director
Elizabeth Ryba	71	Director

The Board is comprised of only one class. All of the directors serve for a term of one year and until their successors are elected at the Company’s annual shareholders meeting via teleconference and are qualified, subject to removal by the Company’s shareholders.

Our Board believes that all members of the Board and all executive officers encompass a range of talent, skill, and experience sufficient to provide sound and prudent guidance with respect to our operations and interests. The information below with respect to our directors and executive officers includes each individual’s experience, qualifications, attributes, and skills that led our Board to the conclusion that he or she should serve as a director and/or executive officer.

Biographies

Set forth below are brief accounts of the business experience during the past five years of each director, executive officer and significant employee of the Company.

CHAYA HENDRICK has been President, Chief Executive Officer and Chairman of the Board of SmartMetric since the Company’s inception in 2002. Ms. Hendrick has served as President and CEO of Smart Micro Chip, Inc., an Australian corporation from 2000 to 2002. From 1999 to 2001, Ms. Hendrick was President and Chief Executive Officer of Smarticom Inc. and FastEcom, Inc., Australian corporations. From 1994 to 1998, Ms. Hendrick served as executive officer of Applied Computing Science (Australia), an Australian company involved in e-commerce systems, research and development. Ms. Hendrick founded Asset Developments a property development company that created and sold regional residential land subdivisions. The last being a 1,000-acre subdivision named Claire Valley Estates in the Canberra region of Australia. All of the property development projects were funded by Ms. Hendrick and were financially profitable. Chaya Hendrick attended Dandenong College in Australia.

We believe Ms. Hendrick is qualified to serve on our Board due to her extensive experience in technology development and as an executive at technology companies.

JAY M. NEEDELMAN, CPA, has been the Chief Financial Officer and a director of SmartMetric since 2007. Mr. Needelman has over 20 years of experience in public accounting. A 1991 graduate of Florida State University in Tallahassee, Fl, Mr. Needelman began his career in public accounting in Miami, Fl, in 1991. After working for two different firms, Mr. Needelman founded his own firm in late 1992.

We believe Mr. Needelman is qualified to serve on our Board due to his financial expertise.

ELIZABETH RYBA has been a director of SmartMetric since April 5, 2006. From 2015 to the present, Ms. Ryba has been Vice President of Marketing at the Design and Decoration Building in New York, one of the premier destinations for luxury interior design showrooms in the country. From 2006 to 2015, Ms. Ryba had marketing positions at two luxury home decor brands. Ms. Ryba was a promotion director at Hearst Publishing from 2002 through 2005. Between 2001 and 2004, Ms. Ryba was a consultant at Stratus Rewards Credit Cards where she launched a Visa Luxury credit card where points were redeemable on private jets. Between 2000 and 2001, Ms. Ryba worked as a Marketing Consultant for Spa Finder. From 1991 through 1999, Ms. Ryba worked at MasterCard where she launched a smart card in Australia. Ms. Ryba received her M.S. in Marketing from the University of Illinois, and her B.A. in English from the State University of New York at Stony Brook.

We believe Ms. Ryba is qualified to serve on our Board due to her extensive experience in the credit card industry as well as her extensive experience in marketing in the luxury sector which we believe is a sector to which we may be able to sell our products.

Family Relationships

There are no family relationships among officers or directors of the Company.

Committees of the Board

Our business, property and affairs are managed by or under the direction of the Board. Members of the Board are kept informed of our business through discussion with the chief executive and financial officers and other officers, by reviewing materials provided to them and by participating at meetings of the Board. We have not previously had an audit committee, compensation committee or nominations and governance committee.

Audit Committee

We currently do not have an acting audit committee, and our Board currently acts as our audit committee.

Audit Committee Financial Expert

We do not have an audit committee and thus do not have an audit committee financial expert.

Compensation Committee

We do not presently have a compensation committee. Our Board currently acts as our compensation committee.

Director Independence

For purposes of determining independence, we have adopted the definition of “independence” contained in the NASDAQ Marketplace Rules. Pursuant to the definition, the company has determined that Elizabeth Ryba qualifies as independent.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its Chief Executive Officer and Chief Financial Officer. A copy of the Company’s code of ethics is available to any person without charge upon written request to the Company at SmartMetric, Inc., 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV, 89109. Attn: Secretary.

Compliance with Section 16(a) of the Securities Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Form 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us, and on written representations by our officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that, with respect to the fiscal year ended June 30, 2019, there were no failures to file such forms in a timely fashion.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence “none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

General Philosophy

Our Board is responsible for establishing and administering the Company’s executive and director compensation.

The following summary compensation table indicates the cash and non-cash compensation earned from the Company during the fiscal years ended June 30, 2021 and 2020, by the current and former executive officers of the Company and each of the other two highest paid executives or directors, if any, whose total compensation exceeded $100,000 during those periods.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Chaya Hendrick	2021	190,000	(3)	-0-	-0-	-0-	-0-	-0-	190,000		190,000
(President, Chief Executive Officer, Chairman of the Board (1)	2020	174,167	(2)	-0-	-0-	-0-	-0-	-0-	15,833	(4)	190,000

Jay Needelman	2021	15,000		-0-	-0-	-0-	-0-	-0-	-0-		15,000
(Chief and Principal Financial Officer, Director) (5)	2020	15,000		-0-	-0-	-0-	-0-	-0-	-0-		15,000

(1)	Chaya Hendrick has been President, Chief Executive Officer and director of the Company since inception. Chaya Hendrick also has a car allowance in her employment agreement which she has forgone for the years ended June 30, 2021 and 2020.

(2)	The Company paid Chaya Hendrick $174.167 during the fiscal year 2021, out of her total aggregate salary of $190,000, with the remainder being accrued but unpaid. As of June 30, 2021, the Company has accrued $737,642 of unpaid salary, which includes previously accrued but unpaid salary for periods not covered under this Summary Compensation Table.

(3)	The Company paid Chaya Hendrick $190,000 for the year ended June 30, 2021 out of her total aggregate salary of $190,000.

(4)	Includes $0 in accrued but unpaid salary for the year end June 30, 2021. As of June 30, 2021, the Company has accrued $737,642 of unpaid salary, which includes previously accrued but unpaid salary for periods not covered under this Summary Compensation Table.

(5)	Jay Needelman has served as our Chief Financial Officer since 2007. Mr. Needelman receives annual compensation of $15,000 for his services as our Chief Financial Officer.

Outstanding Equity Awards at Fiscal Year End

None.

Chaya Hendrick Employment

Previous Employment Agreement

On July 1, 2012, the Company entered into an employment agreement (the “Prior Agreement”) with Chaya Hendrick, the Company’s Chief Executive Officer that expired on July 1, 2017. Pursuant to the Prior Agreement, Ms. Hendrick received an annual base salary of $190,000 per year. Ms. Hendrick was also entitled to receive a management fee equal to $50,000 per year beginning with the Company’s fiscal year ended June 30, 2012 and each fiscal year thereafter during the term of the Agreement provided that the Company has manufactured its first product. This fee was to increase by 25% per annum at the conclusion of each calendar year and was based on the continued manufacturing and sales of products by the Company. As of the end of the term of the Prior Agreement, no compensation was paid pursuant to this management fee.

Ms. Hendrick was also entitled to participate in any and all benefit plans, from time to time, in effect for senior management, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time.

The Company also provided Ms. Hendrick with the use of an automobile of Ms. Hendrick’s choice at a purchase price not to exceed $60,000. Executive’s employment with the Company was subject to termination at any time, with cause, as such terms are defined in the Prior Agreement.

The Prior Agreement may be terminated on thirty (30) days’ notice by Ms. Hendrick but may only be terminated by the Company for “cause.”

In the event that Ms. Hendrick’s employment was terminated by the Company, the Company was obligated to pay to Ms. Hendrick an amount equal to $350,000 plus salary remaining on the term of the Prior Agreement.

Addendum to Prior Agreement

On September 30, 2015, the Company and Ms. Hendrick entered into an Addendum to the Agreement (the “Addendum”) pursuant to which in consideration for the issuance of 200,000 shares of the Company’s Series B Convertible Preferred Stock, Ms. Hendrick granted the Company the first right to purchase or license any patents (the “Patent Option”) relating to “Smartcards” which Ms. Hendrick (i) shall apply for with the relevant patent authorities during the term of the Agreement, and (ii) are currently applied for with the relevant patent authorities or pending as of the date of the Prior Agreement (the “Patent Rights”). In exchange for the Patent Option the Company agrees, during the term of the Prior Agreement, to pay for any fees and/or expenses related to the application for Ms. Hendrick’s Patent Rights with the relevant patent authorities, including, but not limited to, legal or filing fees. If, upon the Company’s receipt of notice of any Patent Rights of Ms. Hendrick’s in writing (“Patent Notification”) the parties fail to successfully negotiate and execute a purchase or license agreement as it relates to the Patent Right that is the subject of such Patent Notification within sixty (60) calendar days of the receipt of such Patent Notification, Ms. Hendrick shall be permitted to retain or transfer the Patent Rights to a third party without any subsequent notice to the Company.

Amended and Restated Employment Agreement

On July 1, 2017, the Company and Ms. Hendrick entered into an amended and restated employment agreement (“Agreement”) with a duration of sixty (60) months. Pursuant to the Agreement, Ms. Hendrick shall receive (i) an annual base salary of $190,000, subject to adjustment at the end of each fiscal year at the discretion of the Board, with a minimum increase of 10% per annum for the duration of the term, (ii) an incentive management fee equal to $50,000 upon the Company manufacturing its first product, which shall increase by 25% per annum and based on the continued manufacturing and sales of products by our Company.

Additionally, Ms. Hendrick shall maintain certain rights to initiate, write, invent and/or create inventions separate from SmartMetric, Inc. and to retain the intellectual property rights of such patents, inventions or new products.

The Agreement may be terminated on thirty (30) days’ notice by Ms. Hendrick but may only be terminated by the Company for “cause.”

In the event that Ms. Hendrick’s employment is terminated by the Company for such “cause,” the Company is obligated to pay to Ms. Hendrick an amount equal to $350,000 plus the remaining salary on the term of the Agreement.

Jay Needelman Contract

We currently have an oral agreement with Jay Needelman, our part-time Chief Financial Officer, whereby we pay Mr. Needelman an annual fee of $15,000 for his services, payable in quarterly instalments of $3,750.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company. Such payments are set forth in the “Executive Compensation” Section.

None of our executive officers or directors received, nor do we have any arrangement to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Compensation of Directors

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Stock Option Plans - Outstanding Equity Awards at Fiscal Year End

None.

Pension Table

None.

Retirement Plans

We do not offer any annuity, pension, or retirement benefits to be paid to any of our officers, directors, or employees in the event of retirement. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement, or any other termination of employment with our company, or from a change in the control of our Company.

Compensation Committee

The Company does not have a separate Compensation Committee. Instead, the Board reviews and approves executive compensation policies and practices, reviews salaries and bonuses for other officers, administers the Company’s stock option plans and other benefit plans, if any, and considers other matters.

Risk Management Considerations

We believe that our compensation policies and practices for our employees, including our executive officers, do not create risks that are reasonably likely to have a material adverse effect on our Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDERMATTERS

As of March 31, 2022, we had outstanding 616,351,592 shares of common stock. Each share of common stock is currently entitled to one vote on all matters put to a vote of our stockholders. The following table sets forth the number of common shares, and percentage of outstanding common shares, beneficially owned as of the date hereof by:

●	Each person known by us to be the beneficial owner of more than 5% of our outstanding common stock;

●	Each of our current directors;

●	Each our current executive officers and any other persons identified as a “named executive” in the Summary Compensation Table above; and

●	All our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within sixty (60) days of the record date, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within sixty (60) days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares. In any case where an individual has beneficial ownership over securities that are not outstanding but are issuable upon the exercise of options or warrants or similar rights within the next sixty (60) days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage Beneficially Owned” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%. Unless otherwise indicated, the address of each of the following persons is 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169, and, based upon information available or furnished to us, each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

	Name and Address of Beneficial Owner	Director/Officer	Number of Shares of Common Stock (1)		Percentage of Class (1)
	Directors and Executive Officers
Common Stock	Chaya Hendrick (2) 145 East Harmon Avenue, Unit 19620 Las Vegas, NV 89109	Chief Executive Officer, Chairman of the Board of Directors	89,127,778	(2)	20%
Common Stock	Jay Needelman, CPA 520 West 47th Street Miami Beach, FL 33140	Director; Chief Financial Officer	-0-		0%
Common Stock	Elizabeth Ryba 73 Brown Road Scarsdale, New York 10583	Director	40,000		*
	All Executive Officers and Directors as a Group (3 persons)		89,167,778		18.9%
	5% Shareholders

*	Less than 1%.

(1)	In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired on exercise of warrants or options or conversion of convertible securities within sixty (60) days of that date. In determining the percent of common stock owned by a person or entity on July 30, 2021, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within sixty (60) days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) 446,385,628, the total shares of common stock outstanding on July 30, 2021, and (ii) the total number of shares that the beneficial owner may acquire upon conversion of any preferred stock and on exercise of the warrants and options. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)	The 89,127,778 shares of common stock include (i) 58,627,778 of Common Stock and; (ii) 610,000 shares of Series B Convertible Preferred Stock convertible into 30,500,000 shares of common stock held by Applied Cryptography, Inc. (“ACI”) and/or Chaya Hendrick. The outstanding shares of Series B Convertible Preferred Stock are entitled to vote on any matter with the holders of Common Stock voting together as one (1) class and shall have that number of votes (identical in every other respect to the voting rights of the holder of common stock entitled to vote at any regular or special meeting of Stockholders) equal to that number of common shares which is not less than 51% of the vote required to approve any action, which Nevada law provides may or must be approved by vote or consent of the common shares or the holders of other securities entitled to vote, if any. Each share of Series B Convertible Preferred Stock is convertible, at the option of the holder, into fifty (50) shares of Common Stock upon the satisfaction of certain conditions and for purposes of determining a quorum of a shareholder meeting, the outstanding shares of Series B Convertible Preferred Stock shall be deemed the equivalent of 51% of all shares of the Company’s Common Stock entitled to vote at such meetings. Our Chairman and Chief Executive Officer, has sole voting and dispositive power over all of the shares beneficially owned by ACI.

TRANSACTIONS WITH RELATED PERSONS

Except as set out below, as of July 30, 2021, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

●	Any director or executive officer of our company;

●	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

●	Any promoters and control persons; and

●	Any member of the immediate family (including spouse, parents, children, siblings and in laws) of any of the foregoing persons.

●	Chaya Hendrick, our CEO has made cash advances to the Company periodically in exchange for promissory notes of such face values. As of the years ended June 30, 2021 and 2020, we owed $0 and $0, respectively. These notes bear interest at 7.00% per annum.

●	During the years ended June 30, 2021 and 2020, Chaya Hendrick, our CEO deferred $0 and $15,833 in annual salary, respectively. As of December 31 30, 2021 and 2020, respectively, the Company has accrued the amounts of $737,642 and $744,115 as deferred salary for the difference between Chaya Hendrick’s contractual annual salary and the amounts actually paid. These amounts include previously deferred salary prior to the years ended June 30, 2021 and 2020.

●	As a result of shareholder loans and deferred officer salary, the Company has accrued a balance of $ 227,665 and $175,664 as interest payable as of December 31, 2021 and 2020.

Director Independence

Our Board consists of Chaya Hendrick, Jay Needelman and Elizabeth Ryba. Our securities are quoted on the OTCQB, which does not have any director independence requirements.

We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month (12) period during the past three (3) years, exceeds the greater of $1,000,000 or 2% of that other company’s consolidated gross revenues. Based on these standards, we have determined that Elizabeth Ryba is our only independent director.

Boyle CPA, LLC

Certified Public Accountants & Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Directors of Smartmetric, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Smartmetric, Inc. (the “Company”) as of June 30, 2021, the related consolidated statements of operations, changes in stockholders’ (deficit), and cash flows for the year ended June 30, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021, and the results of its operations and its cash flows for the year ended June 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained recurring losses and has an accumulated deficit as of June 30, 2021. These factors raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these financial statements. Management’s plans are also described in Note 1. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2021

Red Bank, NJ
October 12, 2021

331 Newman Springs Road	P (732) 784-1582
Building 1, 4th Floor, Suite 143	F (732) 510-0665

Red Bank, NJ 0770

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Smartmetric, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Smartmetric, Inc. (the “Company”) as of June 30, 2020, and the related statements of operations, stockholders’ (deficit), and cash flows for the year ended June 30, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020, and the result of its operations and its cash flows for the year ended June 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained recurring losses and has an accumulated deficit as of June 30, 2020, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Prager Metis CPAs, LLC

We have served as the Company’s auditor since 2019
Las Vegas, NV

October 19, 2020

SMARTMETRIC, INC. AND SUBSIDIARY

Consolidated Balance Sheet

(Audited)

	June 30,	June 30,
	2021	2020
	(Audited)	(Audited)
Assets
Current assets:
Cash	$10,325	$71,377
Prepaid expenses and other current assets	5,000	7,020

Total current assets	15,325	78,397
Non-current assets
Deferred financing costs	35,000	35,000

Total assets	$50,325	$113,397

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable and accrued expenses	$1,073,786	$916,728
Liability for stock to be issued	127,321	50,000
Deferred Officer’s salary	737,642	759,948
Related party interest payable	201,846	149,481
Dividends payable	2,442	2,945
Due to shareholders	41,343	41,343
Covid19 SBA loan	41,664	20,832
Convertible note payable, net of discount	35,000	32,127
Derivative liability	45,524	-
Convertible interest payable	3,801	-
Interest payable	875	-
Shareholder loan	-	-

Total current liabilities	2,331,244	1,973,404

Commitments and contingencies (See note 4)
Series C mandatory redeemable convertible preferred stock, net of discount, authorized 1000,000 shares, 239,025 and 117,200 shares issued and outstanding, respectively	196,083	101,661

Stockholders’ deficit:

Preferred stock, $.001 par value; 5,000,000 shares authorized, 610,000 and 610,000 shares issued and outstanding	610	610
Class A Preferred stock, $.001 par value; 50,000,000 shares authorized 0 and 0 shares issued and outstanding Common stock, $.001 par value; 600,000,000 shares authorized, 446,385,628 and 379,523,000 shares issued and outstanding, respectively	446,386	379,524
Additional paid-in capital	25,955,367	25,429,261
Accumulated deficit	(28,859,365)	(27,771,062)

Total stockholders’ deficit	(2,457,002)	(1,961,668)

Total liabilities and stockholders’ deficit	$50,325	$113,397

See notes to consolidated financial statements.

SMARTMETRIC, INC. AND SUBSIDIARY

Consolidated Statements Of Operations

(Audited)

	Year	Year
	Ended	Ended
	June 30,	June 30,
	2021	2020
	(Audited)	(Audited)

Revenues	$-	$-

Expenses:
Officer’s salary	190,000	190,000
Other general and administrative	555,480	468,238
Research and development	76,344	89,240

Total operating expenses	821,824	747,478

Loss from operations before income taxes	(821,824)	(747,478)
Interest & Financing Expense	(59,914)	(58,099)
Gain (loss) on change in derivatives	(42,990)	-

Net loss	(924,728)	(805,577)
Preferred stock dividends	(163,575)	(32,024)
Net loss available for common stockholders	$(1,088,303)	$(837,601)

Net loss per share, basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	413,974,288	299,094,207

See notes to consolidated financial statements.

SMARTMETRIC, INC. AND SUBSIDIARY

Consolidated Statements of Changes In Stockholders’ (Deficit)

(Audited)

	Preferred Series C						Additional Paid	Accumulated
	Stock				Common Stock		In Capital	Deficit	Total
Balance June 30, 2019	610,000	$610	-	$-	264,648,821	$264,649	$24,663,528	$(26,933,461)	$(2,004,674)

Shares issued of common stock for warrants and cash	-	-	-	-	97,584,162	97,584	576,703	-	$674,287

Preferred C shares Converted to Common	-	-	-	-	17,240,017	17,240	182,580	-	$199,820

Beneficial conversion feature related to convertible debt	-	-	-	-	-	-	5,000	-	5,000

Series C dividends	-	-	-	-	-	-	-	(32,024)	(32,024)

Shares of Common Stock issued for services	-	-	-	-	50,000	50	1,450	-	1,500

Net loss for period	-	-	-	-	-	-	-	(805,577)	(805,577)

Balance June 30, 2020	610,000	$610	-	$-	379,523,000	$379,523	$25,429,261	$(27,771,062)	$(1,966,668)

Common shares issued for services	-	-	-	-	3,145,440	3,145	15,780	-	18,925

Shares issued of common stock and warrants for cash	-	-	-	-	32,500,000	32,500	130,000	-	162,500

Shares converted from Preferred C shares to common	-	-	-	-	31,217,188	31,218	172,149	-	203,367

Valuation of Preferred C & derivative liability	-	-	-	-	-	-	208,177	-	208,177

Preferred C dividends	-	-	-	-	-	-	-	(163,575)	(163,575)

Net loss for period	-	-	-	-	-	-	-	(924,728)	(924,728)

Balance June 30, 2021	610,000	$610	-	$-	446,385,628	$446,386	$25,955,367	$(28,859,365)	$(2,457,002)

See notes to consolidated financial statements.

SMARTMETRIC, INC. AND SUBSIDIARY

Consolidated Statements Of Cash Flows

	Year	Year
	Ended	Ended
	June 30,	June 30,
	2021	2020
	(Audited)	(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(924,728)	$(805,577)

Adjustments to reconcile net loss to net cash used in operating activities:

Common stock issued and issuable for services	18,926	1,500
Non cash financing expense	49,322	-
Gain (loss) on fair value of derivative liability	112,565	-
Amortization of debt discount	2,873	2,127

Changes in assets and liabilities
Increase (Decrease) in prepaid expenses and other current assets	2,017	(567)
Increase in accounts payable and accrued expenses	157,058	32,588
(Decrease) in deferred officer salary	(22,306)	(30,067)
Increase in Convertible interest payable	3,801	-
Increase in accrued interest payable	52,365	55,993

Net cash used in operating activities	(567,582)	(744,003)

CASH FLOWS FROM FINANCING ACTIVITIES
Loans from related parties	-	(3,759)
Proceeds from notes payable	-	35,000
Deferred financing costs	-	(35,000)
Proceeds from sale of common stock	240,698	576,803
Proceeds from CARES Act PPP loan	20,832	20,832
Due to shareholder	-	41,343
Proceeds from sale of Series C Preferred stock	245,000	170,000
Net cash provided by financing activities	506,530	805,219

NET INCREASE (DECREASE) IN
CASH	(61,052)	61,216

CASH BEGINNING OF PERIOD	71,377	10,161

END OF PERIOD	10,325	71,377

Non-cash investing and financing activities	$66,000	$191,636
Conversion of 72,600 & 104,000 Preferred C Shares into 21,482,136 & 5,595,339 shares of common stock	-	-

CASH PAID DURING THE PERIOD FOR:	$-	$-
Income taxes	$-	$-
Interest	-

See notes to consolidated financial statements.

SMARTMETRIC INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -	ORGANIZATION AND BASIS OF PRESENTATION

SmartMetric, Inc. (the “Company” or “SmartMetric”) was incorporated in the State of Nevada on December 18, 2002. SmartMetric’s main product is a fingerprint sensor-activated card with a finger sensor onboard the card and a built-in rechargeable battery for portable biometric identification. This card may be referred to as a biometric card or the SmartMetric Biometric Datacard. SmartMetric has completed development of its card along with pre-mass manufacturing cards but has not yet begun to mass manufacture the biometric fingerprint activated cards.

Basis of Presentation

The financial statements present the balance sheets, statements of operations, stockholder’s equity (deficit) and cash flows of the Company. The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

The Company has adopted June 30 as its fiscal year end.

Going Concern

As shown in the accompanying condensed consolidated financial statements the Company has sustained recurring losses of $924,728 and $805,577 for the period ended June 30, 2021 and 2020, respectively, and has an accumulated deficit of $28,859,365 at June 30, 2021.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date of this filing. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The COVID-19 has had an impact on SmartMetric’s final card production. While the delays are due to supply line disruption, the Company is confident that these delays will be short-lived based on advice from our manufacturing partners, manufacturing alternatives and alternative supply lines that are being put into place by the Company.

Management believes that the Company’s capital requirements will depend on many factors. These factors include product marketing and distribution. The management plans include equity sales and borrowing in order to fund the operations. The Company plans to continue its relationship with Geneva Roth Remark in order to raise capital through means other than private placement stock sales.

There are no assurances that the Company will be able to achieve the level of revenues adequate to generate sufficient cash flow from operations to support the Company’s working capital requirements. To the extent that funds generated are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available, the Company may not continue its operations.

On March 5, 2020, the Company entered into an agreement with GHS Investments, LLC whereas the investor agrees to invest up to four million dollar ($4,000,000) over the 36 months immediately subsequent to the effective date of the agreement.

In December 2019, an outbreak of a novel strain of coronavirus originated in Wuhan, China (“COVID-19”) and has since spread worldwide, including to the Unites States, posing public health risks that have reached pandemic proportions (the “COVID-19 Pandemic”). The COVID-19 Pandemic poses a threat to the health and economic wellbeing of our employees, customers and vendors. Like most businesses world-wide, the COVID-19 Pandemic has impacted the Company financially; delaying the beginning of production.

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow except as noted below.

In February 2016, the FASB issued authoritative guidance ASC 842, “Leases.” This guidance requires lessees to recognize most leases on the balance sheet by recording a right-of-use asset and a lease liability. The Company has made the decision to adopt this guidance early, and it was adopted by the Company as of March 1, 2019. Based on the completed analysis, the Company has determined that the adjustment did not have a material impact on the financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for equity-based payments to nonemployees under Subtopic 505-50, Equity—Equity-Based Payments to Non-Employees. This guidance was adopted by the Company as of March 1, 2019. Based on the completed analysis, the Company has determined the adjustment did not have a material impact on the financial statements.

SMARTMETRIC INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, SmartMetric Australia Pty. Ltd. All significant intercompany accounts and transactions have been eliminated in consolidation.

Fair Value of Financial Instruments

The carrying amounts reflected in the balance sheets for cash, accounts payable and related party payables approximate the respective fair values due to the short maturities of these items.

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The Company at present does not have any Level 2 or Level 3 fair value instruments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates, including, but not limited to, those related to income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents. Any amounts of cash in financial institutions which exceed FDIC insured limits exposes the Company to cash concentration risk. The Company had no cash equivalents at June 30, 2021 and 2020.

Research and Development

Research and development costs are charged to expense as incurred. Our research and development expenses consist primarily of expenditures for electronics design and engineering, software design and engineering, component sourcing, component engineering, manufacturing, product trials, compensation and consulting costs.

Revenue Recognition

The Company has not recognized revenues to date. Therefore, the Company has not yet adopted a revenue recognition policy.

SMARTMETRIC INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations.

Uncertainty in Income Taxes

GAAP requires the recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management evaluates Company tax positions on an annual basis and has determined that as of June 30, 2021 and 2020, no accrual for uncertain income tax positions is necessary.

Loss Per Share of Common Stock

In accordance with FASB ASC 260, “Earnings Per Share,” the basic loss per share is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Basic net loss per share excludes the dilutive effect of stock options or warrants and convertible notes. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options and warrants. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. As of June 30, 2021 and 2020, 124,888,519 and 53,280,406 dilutive shares were excluded from the calculation of diluted loss per common share, with all dilutive shares being Common stock warrants at June 30, 2021 and 2020.

NOTE 3 -	PREPAID EXPENSES

Prepaid expenses were $5,000 at June 30, 2021.

SMARTMETRIC INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 -	COMMITMENTS

Lease Agreement

The Company’s main office is in Las Vegas, Nevada. Rent expense under all leases for the years ended June 30, 2021 and 2020 was $5,238 and $5,133 respectively. The Company maintains only one office. This office is in Las Vegas, NV and is a month-to-month lease.

Related Party Transactions

The Company’s Chief Executive Officer has made cash advances to the Company with an aggregate amount due of $0 and $0 as of June 30, 2021 and 2020, respectively. These advances bear interest at 7.00% per annum.

As of June 30, 2021 and June 30, 2020, the Company has accrued the amounts of $737,642 and $759,948, respectively, as deferred Officer’s salary for the difference between the president’s annual salary and the amounts paid.

As a result of these shareholder loans and deferred officer salary, the Company has accrued a balance of $201,846 and $149,481 as interest payable as of June 30, 2021 and 2020.

On September 11, 2017, we received a license to certain patents from Chaya Hendrick, our founder and CEO, related to our technologies until the expiration of the patents. As consideration, we issued Chaya Hendrick, or her assigns, (i) 200,000 shares of Series B Convertible Preferred Stock, (ii) a royalty equal to 5% of gross revenues derived from products sold related to the patents, and (iii) certain minimum required payments beginning at $50,000 and doubling each year thereafter. The Series B Preferred Shares may be converted at the election of holder on a basis for 50 common shares for each preferred share at any time or an aggregate of 10,000,000 common shares in exchange for all 200,000 preferred shares.

Our CEO maintains an employment agreement that stipulates a $190,000 annual salary. This agreement is in effect until mutual agreement between its CEO and the Company to terminate.

NOTE 5 -	DEBT

In March of 2020, the Company applied for the SBA PPP government loan and was approved. On April 17,2020, the Company received $20,832 as proceeds from this loan. The Company successfully applied to have this loan forgiven.

In March of 2021, the Company applied for the SBA PPP government loan and was approved. On March 29, 2021, the Company received $20,832 as proceeds from this loan.

On March 5, 2020, the Company issued a $35,000 10% convertible note. The note was due on December 5, 2020 and is convertible at a rate of $0.0175 per share which resulted in a discount from the beneficial conversion feature totalling $5,000. During the year ended June 30, 2020, $2,127 of the debt discount was amortized. During the year ended June 30, 2021, the remaining $2,873 of the debt discount was amortized As of June 30, 2021, the note was shown net of unamortized discount of $35,000.

The 10% convertible note is currently in default. Upon default, the fixed conversion price became a Variable Conversion Price, which is 70% multiplied by the lowest trading price for the Company’s common stock during the 20 trading day period ending on the latest complete trading day prior to the conversion date.

The Company analyzed the conversion option for derivative accounting consideration under ASC 815, “Derivatives and Hedging,” and determined that the convertible notes should be classified as a liability since the conversion option becomes effective at default resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options. The Company has recorded the embedded derivative liability at its’ fair value utilizing the Black-Scholes Merton option pricing model, as follows:

	Level 1	Level 2	Level 3	Total
Derivative liability	$-	$-	$45,524	$45,524

NOTE 6 -	STOCKHOLDERS’ DEFICIT

Preferred Stock

As of June 30, 2021, the Company has 5,000,000 shares of Series B preferred stock, par value $0.001, authorized and 610,000 shares issued and outstanding.

SMARTMETRIC INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 -	STOCKHOLDERS’ DEFICIT (CONTINUED)

Each share of Series B Convertible Preferred Stock has a par value of $0.001, and a stated value equal to $5.00 (“Stated Value”). Holders of the Series B Convertible Preferred Stock are entitled to receive dividends or other distributions with the holders of the common stock of the Company on an as converted basis when, as, and if declared by the directors of the Company. Holders of the Series B Convertible Preferred Stock are entitled to convert all or any one (1) share of the Series B Convertible Preferred Stock into fifty (50) shares of common stock.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (“liquidation”), holders of the Series B Convertible Preferred Stock are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, pro rata with the holders of the common stock.

The Company issued 200,000 Series B preferred shares upon its inception in 2004.

In October 2015, the Company issued 200,000 Series B preferred shares.

On September 11, 2017, the Company issued an additional 210,000 shares of Series B preferred shares to its CEO, Chaya Hendrick, in consideration for grant of exclusive rights to the licensed patent.

Class A Common Stock

As of June 30, 2021, the Company has 50,000,000 shares of Class A common stock, par value $0.001, authorized and no shares issued and outstanding.

During the three month period ending December 31, 2019, the Company increased its total number of shares of authorized capital stock to 600,000,000 shares, par value $0.001 per share.

Common Stock and Warrants

●	During the three months ended September 30, 2019, the Company sold for cash 6,337,500 shares of common stock and warrants to purchase: (i) 6,337,500 shares at prices ranging from $0.10 per share to $0.25 per share for net proceeds of $133,495. The warrants expire at various times through September 17, 2021. None of these shares were issued during the quarter ended September 30, 2019, with all 6,337,500 shares being recorded as stock payable.

●	During the three months ended December 31, 2019, the Company sold for cash 40,675,000 shares of common stock and warrants to purchase: (i) 825,000 shares at prices ranging from $0.20 per share to $0.25 per share for net proceeds of $214,510. The warrants expire at various times through November 1, 2021. None of these shares were issued during the quarter ended December 31, 2019, with all 40,675,000 shares being recorded as stock payable. There were 36,300 Preferred C shares converted to 2,370,696 Common shares for the three month period ending December 31, 2019, see Note 6.

●	During the three months ended March 31, 2020, the Company sold for cash 9,550,000 shares of common stock and warrants to purchase: (i) 3,500,000 shares at prices ranging from $0.05 per share to $1.00 per share for net proceeds of $66,500. The warrants expire at various times through March 12, 2022. None of these shares were issued during the quarter ended March 31, 2020, with all 9,550,000 shares being recorded as stock payable.

●	During the three months ended June 30, 2020, the Company sold for cash 40,000,000 shares of common stock and warrants to purchase: (i) 12,000,000 shares at prices ranging from $0.10 per share to $0.20 per share for net proceeds of $200,905. The warrants expire at various times through June 12, 2021. 31,000,000 of these shares were issued during the quarter ended June 30, 2020, with 9,000,000 shares being recorded as stock payable.

●	During the three months ended September 30, 2020, the Company sold for cash 17,500,000 shares of common stock and warrants to purchase: (i) 17,500,000 shares at prices ranging from $0.05 per share to $0.10 per share and (ii) 14,500,000 shares at prices ranging from $0.10 to $0.20 for net proceeds of $77,409. The warrants expire at various times through September 21, 2022. All 17,500,000 of these shares were issued during the quarter ended December 31, 2020, with all 17,500,000 shares being recorded as stock payable. The Company issued 6,032,260 shares. Of these shares, 585,000 were issues for consulting services and 5,447,260 were converted from Preferred shares.

SMARTMETRIC INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 -	STOCKHOLDERS’ DEFICIT (CONTINUED)

●	During the three months ended December 31, 2020, the Company sold 16,500,000 shares of common stock for net proceeds of $82,455. With these issuances the company also issued warrants to purchase: (i) 16,500,000 shares at prices ranging from $0.05 to $0.10 per share and (ii) 16,500,000 shares at prices ranging from $0.10 to $0.20 and (iii) 1,500,000 at a price of $0.30. The warrants expire at various times through December 21, 2022. None of the 16,500,000 shares were issued during the quarter ended December 31, 2020, and were recognized as stock payable.

●	During the three months ended December 31, 2020, the Company issued 32,034,876 shares for $75,000, of which 15,000,000 were issued from stock payable and 16,034,876 were converted from 78,100 Preferred shares.

●	During the three months ended March 31, 2021, the Company sold 11,000,000 shares of common stock for net proceeds of $59,957. With these issuances the company also issued warrants to purchase: (i) 12,000,000 shares at a price of $0.10 per share and (ii) 12,000,000 shares at a price of $0.20. The warrants expire at various times through February 4, 2022. None of the 12,000,000 shares were issued during the quarter ended March 31, 2021, and were recognized as stock payable.

●	During the three months ended March 31, 2021, the Company issued 26,769,540 shares, of which 17,000,000 were issued from stock payable, 6,709,100 were converted from 72,600 Preferred shares and 2,560,440 shares were issued for legal services.

●	During the three months ended June 30, 2021, the Company sold 3,333,333 shares of common stock for net proceeds of $20,000. With these issuances the company also issued warrants to purchase: (i) 3,333,333 shares at a price of $0.10 per share and (ii) 3,333,333 shares at a price of $0.20. The warrants expire at various times through June 8, 2022. None of the 3,333,333 shares were issued during the quarter ended June 30, 2021, and were recognized as stock payable.

●	During the three months ended June 30, 2021, the Company issued 3,025,952 shares, all of which were converted from 36,300 Preferred C shares.

The following information summarizes the warrants outstanding and exercisable.

Warrants Outstanding and Exercisable at June 30, 2021:

Range of Exercise Prices	Number of Warrants Outstanding	Weighted- Average Contractual Life Remining in Years	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price

Warrants Outstanding and Exercisable at June 30, 2020:

$0.05 - $1.00	53,280,406	1.120	$0.33	53,280,406	$0.33

Warrants Outstanding and Exercisable at June 30, 2021:

$0.10 - $0.20	124,888,519	0.623	$0.18	124,888,519	$0.623

SMARTMETRIC INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 -	STOCKHOLDERS’ DEFICIT (CONTINUED)

Warrant Activity:

As of June 30, 2021 and 2020, the following is a breakdown of the activity:

June 30, 2021:

Outstanding - beginning of year	53,280,406
Issued	98,500,000
Exercised	—
Expired	(26,891,887)

Outstanding - end of year	124,888,519

June 30, 2020:

Outstanding - beginning of year	26,526,234
Issued	34,662,500
Exercised	—
Expired	(7,908,328)

Outstanding - end of year	53,280,406

At June 30, 2021, all of the 124,888,519 warrants are vested, all 124,888,519 warrants expire at various times through June 2022.

Equity Financing

On March 5, 2020, the Company entered into an equity financing agreement with GHS Investments, LLC, a Nevada limited liability company (“Investor”). Pursuant to the agreement, the Company agrees the sell to the investor an indeterminate amount of shares of the Company’s common stock, par value $0.001 per share, up to an aggregate price of four million dollars ($4,000,000).

Pursuant to the agreement, the Company is required, to within sixty (60) calendar days upon the date of execution of this agreement, use its best efforts to file with the SEC a registration statement or registration statements (as is necessary) on Form S-1, covering the resale of all of the registrable securities, which registration statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such registration statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions. Pursuant to this equity financing agreement, the Company filed the Registration S-1 on August 6, 2020.

Following effectiveness of the Registration Statement, the Company shall have the discretion to deliver puts to GHS and GHS will be obligated to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to GHS in each put notice shall not exceed two hundred percent (200%) of the average daily trading dollar volume of the Company’s Common Stock during the ten (10) trading days preceding the put, so long as such dollar amount does not exceed $500,000. Pursuant to the Equity Financing Agreement, GHS and its affiliates will not be permitted to purchase and the Company may not put shares of the Company’s Common Stock to GHS that would result in GHS’s beneficial ownership, equaling more than 4.99% of the Company’s outstanding Common Stock. The price of each put share shall be equal to eighty percent (80%) of the Market Price (as defined in the Equity Financing Agreement). Puts may be delivered by the Company to GHS until the earlier of thirty-six (36) months after the effectiveness of the Registration Statement. The Registration Statement has not been deemed effective as of the date of this filing.

Concurrently with the execution of the equity financing agreement, the company entered into a convertible promissory note, for the principal balance of $35,000. Per the terms of the convertible note agreement, the Company agrees to pay the investor interest at the rate of ten percent (10%) until it is due on December 5, 2020. The holder shall have the right at any time to convert all or any part of the outstanding and unpaid principal and interest at a fixed conversion price of $0.0175. See note 5. The $35,000 has been recognized as deferred financing costs in current assets on the accompanying Consolidated Balance Sheet, and will be charged against the gross proceeds of each put when received.  Although the Company has not as of yet put to GHS, the agreement is in effect for three years, through March, 2023, and as the Company does plan to put to GHS, the Company has determined it is proper for the deferred costs to remain for the length of the agreement.

SMARTMETRIC INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 -	MANDATORY REDEEMABLE CONVERTIBLE PREFERRED STOCK

Issuances of Series C Mandatory Redeemable Convertible Preferred Stock

On January 10, 2019, the Board of Directors of the Company adopted a resolution pursuant to the Company’s Certificate of Incorporation, as amended, providing for the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, of the Series C Convertible Preferred Stock.

On January 14, 2019, the Company filed a Certificate of Designations for a Series C Convertible Preferred Stock. The authorized number of Series C Convertible Preferred Stock is 1,000,000 shares, par value 0.001. The Series C Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends and right of liquidation with the Company’s common stock, (b) junior with respect to dividends and right of liquidation with respect to the Company’s Series B Preferred Stock; and (c) junior with respect to dividends and right of liquidation to all existing indebtedness of the Company. Series C Preferred Stock will carry an annual ten percent (10%) cumulative dividend, compounded daily, payable solely upon redemption, liquidation or conversion. The Company will have a right, at any time in the period of 180 days from the date of the issuance, at the Company’s option, to redeem all or any portion of the Series C Preferred Stock at prices ranging from 105% to 130%, based on the passage of time.

The number of Series C, mandatory redeemable convertible preferred stock shares issued and outstanding were 239,025 and 117,200, respectively, for June 30, 2021 and June 30, 2020.

The Holder shall have the right at any time during the period beginning on the date which is six (6) months following the Issuance Date, to convert all or any part of the outstanding Series C Preferred Stock into fully paid and non-assessable shares of Common Stock at the Variable Conversion Price. The “Variable Conversion Price” shall mean 71% multiplied by the Market Price (representing a discount rate of 29%). “Market Price” means the average of the two (2) lowest Trading Prices (as defined here) for the Common Stock during the fifteen (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

On the date which is eighteen (18) months following the Issuance Date or upon the occurrence of an Event of Default (the “Mandatory Redemption Date”), the Company shall redeem all of the shares of Series C Preferred Stock of the Holder (which have not been previously redeemed or converted). With five (5) days of the Mandatory Redemption Date, the Company shall make payment to each Holder of an amount in cash equal to the total number of shares of Series C Preferred Stock held by such Holder multiplied by the then current Stated Value.

All shares of mandatorily redeemable convertible preferred stock have been presented outside of permanent equity in accordance with ASC 480, Classification and Measurement of Redeemable Securities. The Company accretes the carrying value of its Series C mandatory redeemable convertible preferred stock to its estimate of fair value (i.e. redemption value) at period end.

The carrying value of the Series C mandatory redeemable convertible preferred stock at June 30, 2021 and 2020 was $196,083 and $101,661, respectively.

The estimated fair value of the Series C, mandatory redeemable convertible preferred stock at June 30, 2021 and 2020 was $196,083 and $101,661 respectively.

The Company recorded preferred stock dividends of $163,575 and $32,024 and accrued dividends payable of $2,442 and $2,945 during fiscal year end 2021 and 2020, respectively.

SMARTMETRIC INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 -	INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. The Company recognizes interest and penalties related to income tax matters as a component of income tax expense.

At June 30, 2021 and 2020, deferred tax assets consist of the following:

	2021	2020
Net operating loss carryforward	$9,789,107	$8,983,161
Warrant issuances	—	—
Deferred officer compensation	737,642	805,848
Other	-0-	98
Valuation allowance	(10,526,749)	(9,789,107)
	$—	$—

At June 30, 2021, the Company had a net operating loss carry-forwards in the amount of approximately $28.9 million available to offset future taxable income through 2038. These amounts may be carried forward indefinitely, subject to the 80% of taxable income limitation rule. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods. A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the period ended June 30, 2021 and 2020 is summarized as follows:

	2021	2020
Tax on income before income tax	21.00%	21.00%
Effect of non-temporary differences	(0.01)%	(0.01)%
Effect of prior year items	—%	—%
Effect of temporary differences	—%	—%
Change in valuation allowance	(20.99)%	(20.99)%
Effective Income Tax Rate Reconciliation, Percent	0.00%	0.00%

The total amount of unrecognized tax benefits can change due to tax examination activities, lapse of applicable statutes of limitations and the recognition and measurement criteria under the guidance related to accounting for uncertainty in income taxes. The Company does not believe any significant increases or decreases will occur within the next twelve months.

The Company files income tax returns in the United States (“U.S.”) federal jurisdiction. Generally, the Company is no longer subject to U.S. federal examinations by tax authorities for fiscal years prior to 2017. The Company does not file in any other jurisdiction and remains open for audit for all tax years as the statute of limitations does not begin until the returns are filed. The Company remains subject to U.S. federal examination for tax years ended 2017, 2018, 2019, 2020 and 2021.

NOTE 9 -	LITIGATION

From time to time we may be a defendant or plaintiff in various legal proceedings arising in the normal course of our business. We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation.

NOTE 10 -	SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has reviewed its operations subsequent to June 30, 2021 to the date these financial statements were issued.

Subsequent to June 30, 2021, the Company issued 48,125 Preferred C shares for $43,745 cash and 26,473,580 common shares. The Company converted 51,850 preferred shares into 5,940,247 common shares.

SMARTMETRIC, INC. AND SUBSIDIARY
Condensed Consolidated Balance Sheet
(Unaudited)

	March 31,	June 30,
	2022	2021
Assets
Current assets:
Cash	$306,730	$10,325
Prepaid expenses and other current assets	20,470	5,000

Total current assets	327,200	15,325
Non-current assets
Deferred financing costs	35,000	35,000

Total assets	$362,200	$50,325

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable and accrued expenses	$1,047,196	$1,073,786
Liability for stock to be issued	127,665	127,321
Deferred Officer’s salary	753,475	737,642
Related party interest payable	240,712	201,846
Dividends payable	10,589	2,442
Due to shareholders	49,630	41,343
Covid19 SBA loan	20,832	41,664
Convertible note payable, net of discount	35,000	35,000
Derivative liability	155,973	45,524
Convertible interest payable	7,249	3,801
Interest payable	1,750	875

Total current liabilities	2,450,072	2,311,244

Commitments and contingencies (See note 4)
Series C mandatory redeemable convertible preferred stock, net of discount, authorized 1000,000 shares, 146,084 and 239,025 shares issued and outstanding, respectively	103,584	196,083

Stockholders’ deficit:
Preferred stock, $.001 par value; 5,000,000 shares authorized, 610,000 and 610,000 shares issued and outstanding	610	610
Class A Preferred stock, $.001 par value; 50,000,000 shares authorized 0 and 0 shares issued and outstanding		-
Common stock, $.001 par value; 1,200,000,000 shares authorized, 616,351,592 and 446,385,628 shares issued and outstanding, respectively	616,352	446,386
Additional paid-in capital	27,461,035	25,955,367
Accumulated deficit	(30,269,453)	(28,859,365)

Total stockholders’ deficit	(2,191,456)	(2,457,002)

Total liabilities and stockholders’ deficit	$362,200	$50,325

The accompanying notes are an integral part of these condensed consolidated financial statements.

SMARTMETRIC, INC. AND SUBSIDIARY
Condensed Consolidated Statements Of Operations
(Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2022	2021	2022	2021
Revenues	$-	$-	$-	$-

Expenses:
Officer’s salary	47,500	47,500	142,500	142,500
Other general and administrative	192,151	134,903	951,636	421,606
Research and development	44,551	16,822	113,446	60,761

Total operating expenses	284,202	199,225	1,207,582	624,867

Loss from operations before income taxes	(284,202)	(199,225)	(1,207,582)	(624,867)
Interest & Financing Expense	(22,673)	(13,897)	(102,300)	(45,879)
Gain on PPP loan forgiveness	-	-	20,832	-
Gain (loss) on change in derivatives	326,919	-	(110,449)	(62,465)
Total other income (expenses)	304,246	(13,897)	(191,917)	(108,344)
Net income (loss)	20,044	(213,122)	(1,399,499)	(733,211)
Preferred stock dividends	(5,787)	-	(10,589)	(163,575)
Net income (loss) available for common stockholders	$14,257	$(213,122)	$(1,410,088)	$(896,786)

Net loss per share, basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	561,587,017	426,484,097	523,201,661	403,759,231

The accompanying notes are an integral part of these condensed consolidated financial statements.

SMARTMETRIC, INC. AND SUBSIDIARY
Consolidated Statements of Changes In Stockholders’ (Deficit)
(Unaudited)

	Preferred Series C						Additional Paid	Accumulated
	Stock				Common Stock		In Capital	Deficit	Total
Balance June 30, 2020	610,000	$610	-	$-	379,523,000	$379,523	$25,429,261	$(27,771,062)	$(1,961,671)

Shares issued of common stock for warrants and cash	-	-	-	-	-	-	-	-	-

Preferred C shares Converted to Common	-	-	-	-	5,447,260	5,447	31,921	-	37,368

Beneficial conversion feature related to convertible debt	-	-	-	-	-	-	-	-	-

Series C dividends	-	-	-	-	-	-	-	(4,029)	(4,029)

Shares of Common Stock issued for services	-	-	-	-	585,000	585	2,340	-	2,925

Net loss for period	-	-	-	-	-	-	-	(221,907)	(221,907)

Balance September 30, 2020	610,000	$610	-	$-	385,555,260	$385,555	$25,463,522	$(27,996,998)	$(2,147,312)

Shares issued of common stock for warrants and cash		-			15,000,000	15,000	60,000		75,000

Preferred C shares Converted to Common					16,034,876	16,035	54,965		71,000

Valuation of Preferred C and derivative liability							208,177		208,177

Series C Preferred Dividends								(112,547)	(112,547)

Net loss for period								(345,183)	(345,183)

Balance December 31, 2020	610,000	$610	-	$-	416,590,136	$416,590	$25,786,662	$(28,454,728)	$(2,250,865)

Shares issued of common stock for warrants and cash		-			17,500,000	17,500	70,000		87,500

Shares issued of common stock for services					2,560,440	2,560	13,440		16,000

Preferred C shares Converted to Common					6,709,100	6,709	58,291		65,000

Valuation of Preferred C and derivative liability							-		-

Series C Preferred Dividends								-	-

Net loss for period								(213,122)	(213,122)

Balance March 31, 2021	610,000	$610	-	$-	443,359,676	$443,359	$25,928,391	$(28,667,850)	$(2,295,487)

Balance June 30, 2021	610,000	$610	-	$-	446,385,628	$446,386	$25,955,367	$(28,859,365)	$(2,457,002)

Common shares issued for services	-	-	-	-	4,095,238	4,095	31,905	-	36,000

Shares issued of common stock and warrants for cash	-	-	-	-	8,133,333	8,133	59,367	-	67,500

Shares converted from Preferred C shares to common	-	-	-	-	17,534,387	17,535	89,466	-	107,001

Shares issued for finder's fee	-	-	-	-	12,500,000	12,500	237,500	-	250,000

Preferred C dividends	-	-	-	-	-	-	-	(1,423)	(1,423)

Net loss for period	-	-	-	-	-	-	-	(1,100,661)	(1,100,661)

SMARTMETRIC, INC. AND SUBSIDIARY
Consolidated Statements of Changes In Stockholders’ (Deficit)
(Unaudited)

	Preferred Series C						Additional Paid	Accumulated
	Stock				Common Stock		In Capital	Deficit	Total
Balance September 30, 2021	610,000	$610	-	$-	488,648,586	$488,649	$26,373,605	$(29,961,449)	$(3,098,585)

Shares issued of common stock and warrants for cash		-			11,032,663	11,033	57,294		68,327

Common shares issued for services					7,981,455	7,981	16,327		24,308

Common shares issued for AJB finder's fee					12,500,000	12,500	112,500		125,000

Shares converted from Preferred C shares to common					19,148,052	19,148	87,852		107,000

Preferred C dividends	-	-	-	-	-	-	-	(3,379)	(3,379)

Net loss for period								(318,882)	(318,882)

Balance December 31, 2021	610,000	$610	-	$-	539,310,756	$539,311	$26,647,576	$(30,283,710)	$(3,096,213)

Shares issued of common stock and warrants for cash		-			57,500,000	57,500	725,500		783,000

Common shares issued for services					3,714,286	3,714	21,286		25,000

Shares converted from Preferred C shares to common					15,826,550	15,827	66,673		82,500

Preferred C dividends	-	-	-	-	-	-	-	(5,787)	(5,787)

Net income for period								20,044	20,044

Balance March 31, 2022	610,000	$610	-	$-	616,351,592	$616,352	$27,461,035	$(30,269,453)	$(2,191,456)

SMARTMETRIC, INC. AND SUBSIDIARY
Condensed Consolidated Statements Of Cash Flows
(Unaudited)

	Nine Months Ended	Nine Months Ended
	March 31,	March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(1,399,499)	$(733,211)

Adjustments to reconcile net loss to net cash used in operating activities:

Common stock issued and issuable for services	460,306	18,926
Non cash financing expense		49,322
Gain (loss) on fair value of derivative liability	110,449	112,565
Gain on PPP loan forgiveness	(20,832)	-
Amortization of debt discount	30,000	2,873

Changes in assets and liabilities
Increase (Decrease) in prepaid expenses and other current assets	(15,470)	(1,566)
Increase in accounts payable and accrued expenses	(33,380)	98,298
(Decrease) in deferred officer salary	15,833	(15,833)
Increase in Due to shareholder	-	-
Increase in Convertible interest payable	875	3,801
Increase in accrued interest payable	38,866	39,205

Net cash used in operating activities	(812,852)	(425,620)

CASH FLOWS FROM FINANCING ACTIVITIES
Loans from related parties	-	(2,817)
Proceeds from sale of common stock	938,827	219,822
Proceeds from AJB Note	270,000
Repayment of AJB Note	(302,717)
Proceeds from sale of Series C Preferred stock	195,000	138,000
Proceeds from note - Barry	-	-
Change in dividends payable	8,147	-
Proceeds from PPP loan	-	20,832
Net cash provided by financing activities	1,109,257	375,837

NET INCREASE (DECREASE) IN CASH	296,405	(49,783)

CASH BEGINNING OF PERIOD	10,325	71,377

END OF PERIOD	306,730	21,594

Non-cash investing and financing activities	$43,750	$66,000
Conversion of 216,425 & 72,600 Preferred C Shares into 34,974,602 and 21,482,136 shares of common stock

CASH PAID DURING THE PERIOD FOR:	$-	$-
Income taxes	$-	$-
Interest	-

The accompanying notes are an integral part of these condensed consolidated financial statements.

SMARTMETRIC, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

SmartMetric, Inc. (the “Company” or “SmartMetric”) was incorporated in the State of Nevada on December 18, 2002. SmartMetric’s main product is a fingerprint sensor-activated card with a finger sensor onboard the card and a built-in rechargeable battery for portable biometric identification. This card may be referred to as a biometric card or the SmartMetric Biometric card. SmartMetric has completed development of its card along with pre-mass manufacturing cards but has not yet begun to mass manufacture the biometric fingerprint activated cards.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management of the Company, the accompanying unaudited financial statements contain all the adjustments (which are of a normal recurring nature) necessary for a fair presentation. Operating results for the three and nine months ended March 31, 2022 are not necessarily indicative of the results that may be expected for the year ending June 30, 2022. For further information, refer to the financial statements and the footnotes thereto contained in the Company’s Annual Report on Form 10-K for the year ended June 30, 2021, as filed with the Securities and Exchange Commission on October 12, 2021. The consolidated balance sheet as of June 30, 2021, has been derived from the audited financial statements at that date, but does not include all the information and footnotes required by US GAAP for complete financial statements.

Going Concern

As shown in the accompanying condensed consolidated financial statements the Company has sustained recurring losses of $1,399,499 for the nine months ended March 31, 2022 and has an accumulated deficit of $30,269,453 at March 31, 2022.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date of this filing. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. COVID-19 has had an impact on SmartMetric’s final card production. While the delays are due to supply line disruption, the Company is confident that these delays will be short-lived based on advice from our manufacturing partners, manufacturing alternatives and alternative supply lines that are being put into place by the Company.

Management believes that the Company’s capital requirements will depend on many factors. These factors include product marketing and distribution. The management plans include equity sales and borrowing in order to fund the operations.

There are no assurances that the Company will be able to achieve the level of revenues adequate to generate sufficient cash flow from operations to support the Company’s working capital requirements. To the extent that funds generated are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available, the Company may not continue its operations.

In December 2019, an outbreak of a novel strain of coronavirus originated in Wuhan, China (“COVID-19”) and has since spread worldwide, including to the Unites States, posing public health risks that have reached pandemic proportions (the “COVID-19 Pandemic”). The COVID-19 Pandemic poses a threat to the health and economic wellbeing of our employees, customers and vendors. Like most businesses world-wide, the COVID-19 Pandemic has impacted the Company financially delaying the beginning of production.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, SmartMetric Australia Pty. Ltd. All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates, including, but not limited to, those related to income taxes and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Research and Development

Research and development costs are charged to expense as incurred. Our research and development expenses consist primarily of expenditures for electronics design and engineering, software design and engineering, component sourcing, component engineering, manufacturing, product trials, compensation and consulting costs.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Loss Per Share of Common Stock

In accordance with FASB ASC 260, “Earnings Per Share,” the basic loss per share is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Basic net loss per share excludes the dilutive effect of stock options or warrants and convertible notes. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options and warrants. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. As of March 31, 2022 and 2021, 54,664,518 and 126,628,519 dilutive shares were excluded from the calculation of diluted loss per common share, with all dilutive shares being common stock warrants at March 31, 2022 and 2021, as their effect would be anti-dilutive.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation and ASC 505-50, Equity-Based Payments to Non-Employees. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued and are recognized over the employees required service period, which is generally the vesting period.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value of financial instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date.

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of March 31, 2022 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable to related parties approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements at March 31, 2022.

NOTE 3 - PREPAID EXPENSES

Prepaid expenses represent the unexpired terms of various consulting agreements as well as advance rental payments. Prepaid expenses at March 31, 2022 were $20,470.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Lease Agreement

The Company’s main office is in Las Vegas, Nevada. Rent expense under all leases for the three months ended March 31, 2022 and 2021 was $1,537 and $1,590 respectively. The Company maintains only one office. This office is in Las Vegas, NV and is a month-to-month lease.

Related Party Transactions

As of March 31, 2022 and 2021, the Company has accrued the amounts of $753,475 and $744,115, respectively, as deferred Officer’s salary for the difference between the president’s annual salary and the amounts paid.

As a result of shareholder loans and deferred officer salary, the Company has accrued a balance of $240,712 and $188,686 as interest payable as of March 31, 2022 and 2021.

On September 11, 2017, we received a license to certain patents from Chaya Hendrick, our founder and CEO, related to our technologies until the expiration of the patents. As consideration, we issued Chaya Hendrick, or her assigns, (i) 200,000 shares of Series B Convertible Preferred Stock, (ii) a royalty equal to 5% of gross revenues derived from products sold related to the patents, and (iii) certain minimum required payments beginning at $50,000 and doubling each year thereafter. The Series B Preferred Stock may be converted at the election of holder on a basis for 50 common shares for each preferred share at any time or an aggregate of 10,000,000 common shares in exchange for all 200,000 shares of Series B Convertible Preferred Stock.

Our CEO maintains an employment agreement that stipulates a $190,000 annual salary. This agreement is in effect until mutual agreement between its CEO and the Company to terminate.

Litigation

From time to time we may be a defendant or plaintiff in various legal proceedings arising in the normal course of our business. As of the date of this Quarterly Report, there are no material pending legal or governmental proceedings relating to us or properties to which we are a party, and, to our knowledge, there are no material proceedings to which any of our directors, executive officers or affiliates are a party adverse to us or which have a material interest adverse to us.

NOTE 5 - DEBT

On April 17, 2020, we received funds under the Paycheck Protection Program (the “PPP”), a part of the CARES Act. The loan is serviced by Chase Bank, and the application for these funds required us to, in good faith, certify that the current economic uncertainty made the loan necessary to support our ongoing operations. We used the funds for payroll and related costs. The receipt of these funds, and the forgiveness of the loan attendant to these funds, was dependent on our ability to adhere to the forgiveness criteria. The loan bears interest at a rate of 0.98% per annum and had a maturity date of April 6, 2022, with the first payment being deferred until April 17, 2021. Under the terms of the PPP, certain amounts may be forgiven if they are used in accordance with the CARES Act. The Company applied for forgiveness of this loan as of October 2021 and forgiveness was granted by the Small Business Administration. Therefore, the loan is considered paid in full.

NOTE 5 - DEBT (CONTINUED)

On March 5, 2020, the Company issued a $35,000 10% convertible note to GHS Investments, LLC, in relation to an equity financing agreement (see Note 6). The note was due on December 5, 2020 and is convertible at a rate of $0.0175 per share which resulted in a discount from the beneficial conversion feature totaling $5,000. As of March 31, 2022, the note has been paid in full.

On July 23, 2021, the Company entered into a securities purchase agreement with AJB Capital Investments, LLC (“AJB”) with respect to the sale and issuance of: (i) a commitment fee in the amount of $250,000 in the form of 12,500,000 shares of the Company’s common stock (the “Commitment Fee Shares”), (ii) a promissory note in the aggregate principal amount of $300,000 (the “Note”), (iii) common stock purchase warrants to purchase up to an aggregate of 10,000,000 shares of the common stock (the “Warrants”), and (iv) 5,000 shares of the Company’s Series D Convertible Preferred Stock. The Note and Warrants were issued on July 23, 2021. The Commitment Fee Shares were issued at a value of $250,000, the Note was issued in a principal amount of $300,000 for a purchase price of $270,000, resulting in an original issue discount of $30,000; the Warrants were issued, with an initial exercise price of $0.05 per share, subject to adjustment; and 5,000 Series D Shares were issued to be converted into the shares of common stock of the Company solely in the event of default under the securities purchase agreement. The aggregate cash subscription amount received by the Company from AJB for the issuance of the Commitment Fee Shares, Note and Warrants was $253,000, due to a reduction in the $270,000 purchase price as a result of broker, legal, and transaction fees. On February 2, 2022, the Company repaid the amounts due AJB.

On January 27, 2022, the Company entered into a securities purchase agreement with Talos Victory Fund, LLC (“TVF”). The Company issued TVF a 10% promissory note in the principal amount of $250,000 (the “Note”) and a warrant (the “Warrant”) to purchase 12,500,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”). In connection with the agreement, the Company has authorized the issuance of 12,500,000 common share warrants (“Warrant Shares”).

On January 27, 2022, the Company entered into a securities purchase agreement with Firstfire Global Opportunities Fund (“Firstfire”). The Company issued Firstfire a 10% promissory note in the principal amount of $250,000 (the “Note”) and a warrant (the “Warrant”) to purchase 12,500,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”). In connection with the agreement, the Company has authorized the issuance of 12,500,000 common share warrants (“Warrant Shares”).

On January 27, 2022, the Company entered into a securities purchase agreement with Mast Hill Fund, LP (“Mast Hill”). The Company issued Mast Hill a 10% promissory note in the principal amount of $250,000 (the “Note”) and a warrant (the “Warrant”) to purchase 12,500,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”). In connection with the agreement, the Company has authorized the issuance of 12,500,000 common share warrants (“Warrant Shares”).

On March 8, 2022, the Company entered into a securities purchase agreement with Mast Hill Fund, LP (“Mast Hill”), in which Mast Hill shall purchase up to five million dollars ($5,000,000) of the Company’s common stock. In connection with the execution of the Agreement, on March 8, 2022, the Company issued Mast Hill five (5) common stock purchase warrants, respectively, for the purchase of (i) 500,000 shares of common stock (the “First Warrant”), (ii) 1,000,000 shares of common stock (the “Second Warrant”), (iii) 1,000,000 shares of common stock (the “Third Warrant”), (iv) 2,500,000 shares of common stock (the “Fourth Warrant”), and (v) 62,500,000 shares of the Company’s common stock (the “Fifth Warrant”) at the Exercise Price (as such term is defined in each of the Warrants) per share then in effect.

On March 15, 2022, the Company entered into a securities purchase agreement with Mast Hill Fund, L.P. (“Mast Hill”). The Company issued Mast Hill: (i) a promissory note in the aggregate principal amount of $250,000 (the “Note”), (ii) a common stock purchase warrant (the “Warrant”) to purchase up to an aggregate of 12,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (iii) 12,500,000 shares of Common Stock (the “Commitment Shares”).

NOTE 6 - STOCKHOLDERS’ DEFICIT

Preferred Stock

Series B Convertible Preferred Stock

On December 11, 2009, the Company filed a Certificate of Designation with the State of Nevada, to designate 500,000 shares of preferred stock as Series B Convertible Preferred Stock (“Series B Convertible Preferred Stock”). Effective November 5, 2014, the number of shares designated as Series B Convertible Preferred Stock was increased to 5,000,000 shares.

The Company issued 200,000 shares of Series B Convertible Preferred Stock upon its inception in 2004.

In October 2015, the Company issued 200,000 shares of Series B Convertible Preferred Stock.

On September 11, 2017, the Company issued an additional 210,000 shares Series B Convertible Preferred Stock to its CEO, Chaya Hendrick, in consideration for grant of exclusive rights to the licensed patent.

As of March 31, 2022, the Company has 5,000,000 shares of Series B Convertible Preferred Stock, par value $0.001, authorized and 610,000 shares of Series B Convertible Preferred Stock issued and outstanding.

Holders of the Series B Convertible Preferred Stock are entitled to receive dividends or other distributions with the holders of the common stock of the Company on an as converted basis when, as, and if declared by the directors of the Company. Holders of the Series B Convertible Preferred Stock are entitled to convert each share of the Series B Convertible Preferred Stock into fifty (50) shares of common stock.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, holders of the Series B Convertible Preferred Stock are entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, pro rata with the holders of the common stock.

Series C Convertible Preferred Stock

From time to time, the Company issues Series C Convertible Preferred Stock in exchange for cash. These shares are convertible into shares of the Company’s common stock.

The number of issued and outstanding shares of Series C Convertible Preferred Stock were 103,584 and 196,083, respectively, for March 31, 2022 and June 30, 2021.

Series D Convertible Preferred Stock

On July 27, 2021 the Company designated Series D Convertible Preferred Stock (the “Series D Shares”). The Series D Shares have a stated value of $100.00 (the “Stated Value”), and carry a conversion price of the volume weighted average price (for the 20 trading days immediate prior to the conversion date). The amount of shares of common stock to be issued upon any conversion shall be calculated as the quotient of (i) the product of the issued shares of the Series D Shares to be converted and the Stated Value, and (ii) the Conversion Price. The Series D Shares are not entitled to receive dividends or other distributions, and have no voting rights.

NOTE 6 - STOCKHOLDERS’ DEFICIT (CONTINUED)

Common Stock

During the last fiscal quarter of fiscal year ending June 30, 2021, the Company increased its authorized shares of common stock from 600,000,000 to 1,200,000,000.

As of September 30, 2021, the Company had 488,648,586 shares of common stock issued and outstanding.

●	During the three months ended September 30, 2021, the Company sold 5,500,000 shares of common stock for net proceeds of $27,462. With these issuances the company also issued warrants to purchase: (i) 5,500,000 shares of common stock at a price of $0.10 per share and (ii) 5,500,000 shares of common stock at a price of $0.20 per share. The warrants expire at various times through September 21, 2022. None of the 12,000,000 shares of common stock were issued during the quarter ended September 30, 2021, and were recognized as stock payable.

●	During the three months ended September 30, 2021, the Company issued 42,262,958 shares of common stock, of which 8,133,333 were issued from stock payable, 17,534,387 were converted from 116,050 shares of Preferred stock and 4,095,238 shares were issued for legal services and 12,500,000 shares were issued as a finder’s fee.

As of December 31, 2021, the Company had 539,310,756 shares of common stock issued and outstanding.

●	During the three months ended December 31, 2021, the Company sold 8,625,000 shares of common stock for net proceeds of $86,230. With these issuances the Company also issued warrants to purchase: (i) 8,625,000 shares of common stock at a price of $0.70 per share and (ii) 4,312,500 shares of common stock at a price of $1.00 per share. The warrants expire at various times through December 14, 2022. None of the 8,625,000 shares of common stock were issued during the quarter ended December 31, 2021, and were recognized as stock payable.

●	During the three months ended December 31, 2021, the Company issued 50,662,170 shares of common stock, of which 11,032,663 shares were issued from stock payable, 19,148,052 were converted from 107,000 shares of Preferred stock, 7,981,445 shares were issued for legal services and 12,500,000 shares were issued as a finder’s fee to AJB Capital.

●	During the three months ended March 31, 2022, the Company issued 77,040,836 shares of common stock, of which zero were issued from stock payable, 15,826,550 were converted from 90,750 shares of Preferred stock, 3,714,286 shares were issued for legal services and 57,500,000 shares were issued in conjunction with securities purchase agreements for net proceeds of $783,000.

During the three months ended March 31, 2022, the Company sold 2,000,000 shares of common stock for net proceeds of $19,980. With these issuances the Company also issued warrants to purchase: (i) 2,000,000 shares of common stock at a price of $0.70 per share and (ii) 1,000,000 shares of common stock at a price of $1.00 per share. The warrants expire at various times through February 9, 2023. None of the 2,000,000 shares of common stock were issued during the quarter ended March 31, 2022, and were recognized as stock payable.

NOTE 6 - STOCKHOLDERS’ DEFICIT (CONTINUED)

Equity Financing Agreement

On March 5, 2020, the Company entered into an equity financing agreement (the “Equity Financing Agreement”) with GHS Investments, LLC, a Nevada limited liability company (“GHS”). Pursuant to the Equity Financing Agreement, the Company agreed to sell to GHS an indeterminate amount of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), up to an aggregate price of four million dollars ($4,000,000).

Following effectiveness of the Registration Statement, the Company shall have the discretion to deliver puts to GHS and GHS will be obligated to purchase shares of the Company’s Common Stock based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to GHS in each put notice shall not exceed two hundred percent (200%) of the average daily trading dollar volume of the Company’s Common Stock during the ten (10) trading days preceding the put, so long as such dollar amount does not exceed $500,000. Pursuant to the Equity Financing Agreement, GHS and its affiliates will not be permitted to purchase and the Company may not put shares of the Company’s Common Stock to GHS that would result in GHS’s beneficial ownership, equaling more than 4.99% of the Company’s outstanding Common Stock. The price of each put share shall be equal to eighty percent (80%) of the Market Price (as defined in the Equity Financing Agreement). Puts may be delivered by the Company to GHS until the earlier of thirty-six (36) months after the effectiveness of the Registration Statement.

Concurrently with the execution of the Equity Financing Agreement, the Company entered into a convertible promissory note, for the principal balance of $35,000. Per the terms of the convertible promissory note, the Company agreed to pay GHS interest at the rate of ten percent (10%) until it became due on December 5, 2020. The holder of the convertible promissory note shall have the right at any time to convert all or any part of the outstanding and unpaid principal and interest at a fixed conversion price of $0.0175. See Note 5. The principal balance of $35,000 has been recognized as deferred financing costs in current assets on the accompanying Consolidated Balance Sheet, and will be charged against the gross proceeds of each put when received.

Warrants

From time to time the Company granted warrants in connection with private placements of securities, as described herein.

As of March 31, 2022, and June 30, 2021, the following is a breakdown of the warrant activity:

Range of Exercise Prices	Number of Warrants Outstanding	Weighted- Average Contractual Life Remaining in Years	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
Warrants Outstanding and Exercisable at March 31, 2022:
$0.70 - $1.00	54,664,518	1.20	$0.26	54,664,518	$0.26

Warrants Outstanding and Exercisable at June 30, 2021:
$0.10 - $0.20	124,888,519	1.12	$0.33	124,888,519	$0.33

NOTE 6 - STOCKHOLDERS’ DEFICIT (CONTINUED)

Warrant Activity:

March 31, 2022:

Outstanding - June 30, 2021	124,888,519
Issued	22,937,499
Exercised	—
Expired	(93,161,500)
Outstanding - March 31, 2022	54,664,518

March 31, 2021:

Outstanding - June 30, 2020	53,280,406
Issued	90,500,000
Exercised	—
Expired	(17,151,887)
Outstanding - March 31, 2021	126,628,519

At March 31, 2022, all 54,664,518 warrants are vested and all 54,664,518 warrants expire at various times prior to February 9, 2023.

NOTE 7 - MANDATORY REDEEMABLE CONVERTIBLE PREFERRED STOCK

Issuances of Series C Convertible Preferred Stock

On January 10, 2019, the Board of Directors of the Company adopted a resolution pursuant to the Company’s Certificate of Incorporation, as amended, providing for the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, of the Series C Convertible Preferred Stock.

On January 14, 2019, the Company filed a Certificate of Designations for its Series C Convertible Preferred Stock. The authorized number of Series C Convertible Preferred Stock is 1,000,000 shares, par value 0.001. The Series C Convertible Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends and right of liquidation with the Company’s common stock, (b) junior with respect to dividends and right of liquidation with respect to the Company’s Series B Preferred Stock, and (c) junior with respect to dividends and right of liquidation to all existing indebtedness of the Company. The Series C Convertible Preferred Stock will carry an annual ten percent (10%) cumulative dividend, compounded daily, payable solely upon redemption, liquidation or conversion. The Company will have a right, at any time in the period of 180 days from the date of the issuance, at the Company’s option, to redeem all or any portion of the Series C Preferred Stock at prices ranging from 105% to 130%, based on the passage of time.

The number of shares of Series C Convertible Preferred Stock issued and outstanding were 103,584 and 196,084, respectively, for March 31, 2022 and June 30, 2021.

NOTE 7 - MANDATORY REDEEMABLE CONVERTIBLE PREFERRED STOCK (CONTINUED)

The holders of Series C Convertible Preferred Stock shall have the right at any time during the period beginning on the date which is six (6) months following the date of their issuance, to convert all or any part of the outstanding Series C Convertible Preferred Stock into fully paid and non-assessable shares of common stock at the Variable Conversion Price. The “Variable Conversion Price” shall mean 71% multiplied by the Market Price (representing a discount rate of 29%). “Market Price” means the average of the two (2) lowest Trading Prices (which means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”) designated by the holder (i.e. Bloomberg) for the common stock during the fifteen (15) Trading Day Period ending on the latest complete Trading Day prior to the date of conversion (both terms as defined in the Certificate of Designations).

The Series C Convertible Preferred stock is convertible after six months at 71% of the average market price of the Company’s stock based on the lowest two (2) market closes fifteen (15) days prior. Consequently, the shares were converted at different rates. The Company analyzed the conversion feature and determined it was required to be bifurcated and recognized as a derivative liability. Three (3) batches of Preferred stock were subject to derivative liability valuation based on the Black Scholes Merton pricing model. As the fair value of each of the three (3) derivative and the shares issued at inception were in excess of the face amount of the Preferred stock, the Company recorded a discount in the amount of $35,000 to be amortized utilizing the effective interest method of accretion over the term of the note.

On the date which is eighteen (18) months following the Issuance Date or upon the occurrence of an Event of Default (the “Mandatory Redemption Date”), the Company shall redeem all of the shares of Series C Convertible Preferred Stock of the holder (which have not been previously redeemed or converted). Within five (5) days of the Mandatory Redemption Date, the Company shall make payment to each holder of an amount in cash equal to the total number of shares of Series C Convertible Preferred Stock held by such holder multiplied by the then current Stated Value.

All shares of mandatorily redeemable convertible preferred stock have been presented outside of permanent equity in accordance with ASC 480, Classification and Measurement of Redeemable Securities. The Company accretes the carrying value of its Series C Convertible Preferred Stock to its estimate of fair value (i.e., redemption value) at period end.

The carrying value of the Series C Convertible Preferred Stock at March 31, 2022 and June 30, 2021 was $103,584 and $196,083 net of discount, respectively. There were 48,125 shares of Series C Preferred Stock issued for net proceeds of $40,000, and 90,750 shares of Series C Preferred Stock converted to 15,826,550 shares of common stock for the three months ended March 31, 2022.

NOTE 8 - DERIVATIVE LIABILITIES

The conversion rates of the convertible notes and Series C Convertible Preferred Stock are convertible at a variable rate. Accordingly, the Company concluded there is an embedded derivative which was required to be bifurcated and accounted for as a derivative liability. The Company chose to use the Black Scholes model to calculate the derivative liability. The assumptions in the derivative liability calculation included the price of the Company’s common stock of $0.0141 at the valuation date, term of zero, a risk free rate of between $0.0010 and $0.0011 and a volatility rate of between 150% and 341%. The Company has recorded the embedded derivative liability at its’ fair value utilizing the Black Scholes Merton option pricing model, as follows:

	Level 1	Level 2	Level 3	Total
Derivative liability	$-	$-	$155,973	$155,973

NOTE 9 - INCOME TAXES

The Company provides for income taxes at the end of each interim period based on the estimated effective tax rate for the full fiscal year. Cumulative adjustments to the Company’s estimate are recorded in the interim period in which a change in the estimated annual effective rate is determined.

The Company has estimated its effective tax rate to be 0%, based primarily on losses incurred and the uncertainty of realization of the tax benefit of such losses.

NOTE 10 - SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has reviewed its operations subsequent to March 31, 2022 to the date these financial statements were issued. Between April 1, 2022 and May 18, 2022, other than as described in “Recent Developments” in Part I, Item 2 of this Quarterly Report, there were no subsequent events.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts other than the SEC registration fee are estimates.

Amount
Securities and Exchange Commission registration fee	$55.62
Accounting fees and expenses	$3,500
Legal fees and expenses	$75,000
Miscellaneous Fees and Expenses	$0
Total	$78,555.62

Indemnification of Officers and Directors

Nevada Law

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revise Statutes and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this section were all issued in reliance on the exemption under Section 4(a)(2) of the Securities Act. Unless otherwise indicated, all of the share issuances described below were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

●	During the three months ended September 30, 2019, the Company sold for cash 6,337,500 shares of common stock and warrants to purchase: (i) 6,337,500 shares at prices ranging from $0.10 per share to $0.25 per share for net proceeds of $133,495. The warrants expire at various times through September 17, 2021. None of these shares were issued during the quarter ended September 30, 2019, with all 6,337,500 shares being recorded as stock payable. There were 52,800 Preferred C shares issued for net proceeds of $45,000 and 70,000 Preferred C shares converted to 3,224,643 Common shares for the three month period ending September 30, 2019, see Note 6.

●	During the three months ended December 31, 2019, the Company sold for cash 40,675,000 shares of common stock and warrants to purchase: (i) 825,000 shares at prices ranging from $0.20 per share to $0.25 per share for net proceeds of $214,510. The warrants expire at various times through November 1, 2021. None of these shares were issued during the quarter ended December 31, 2019, with all 40,675,000 shares being recorded as stock payable. There were 36,300 Preferred C shares converted to 2,370,696 Common shares for the three month period ending December 31, 2019, see Note 6.

●	During the three months ended March 31, 2020, the Company sold for cash 9,550,000 shares of common stock and warrants to purchase: (i) 3,500,000 shares at prices ranging from $0.05 per share to $1.00 per share for net proceeds of $66,500. The warrants expire at various times through March 12, 2022. None of these shares were issued during the quarter ended March 31, 2020, with all 9,550,000 shares being recorded as stock payable. There were 53,700 Preferred C shares converted to 6,384,864 Common shares for the three-month period ending March 31, 2020. The Company issued 41,800 preferred shares for net proceeds of $35,000 and another 33,600 preferred shares for which the net proceeds of $30,000 had not been received as of March 31, 2020.

●	During the three months ended June 30, 2020, the Company sold for cash 40,000,000 shares of common stock and warrants to purchase: (i) 12,000,000 shares at prices ranging from $0.10 per share to $0.20 per share for net proceeds of $200,905. The warrants expire at various times through June 12, 2021. 31,000,000 of these shares were issued during the quarter ended June 30, 2020, with 9,000,000 shares being recorded as stock payable. There were 53,100 Preferred C shares converted to 5,259,814 Common shares for the three month period ending June 30, 2020. The Company issued 41,800 preferred shares for net proceeds of $35,000. The Company issued 50,000 common shares, for services rendered, to Director Elizabeth Ryba.

●	During the three months ended September 30, 2020, the Company sold for cash 17,500,000 shares of common stock and warrants to purchase: (i) 17,500,000 shares at prices ranging from $0.05 per share to $0.10 per share and (ii) 14,500,000 shares at prices ranging from $0.10 to $0.20 for net proceeds of $77,409. The warrants expire at various times through September 21, 2022. All 17,500,000 of these shares were issued during the quarter ended December 31, 2020, with all 17,500,000 shares being recorded as stock payable. The Company issues 6,032,260 shares. Of these shares, 585,000 were issues for consulting services and 5,447,260 were converted from preferred shares.

●	During the three months ended December 31, 2020, the Company sold 16,500,000 shares of common stock for net proceeds of $82,455. With these issuances the company also issued warrants to purchase: (i) 16,500,000 shares at prices ranging from $0.05 to $0.10 per share and (ii) 16,500,000 shares at prices ranging from $0.10 to $0.20 and (iii) 1,500,000 at a price of $0.30. The warrants expire at various times through December 21, 2022. None of the 16,500,000 shares were issued during the quarter ended December 31, 2020, and were recognized as stock payable.

●	During the three months ended December 31, 2020, the Company issued 32,034,876 shares for $75,000, of which 15,000,000 were issued from stock payable and 16,034,876 were converted from 78,100 preferred shares.

●	During the three months ended March 31, 2021, the Company sold 11,000,000 shares of common stock for net proceeds of $59,957. With these issuances the company also issued warrants to purchase: (i) 3,333,333 shares at a price of $0.10 per share and (ii) 3,000,000 shares at a price of $0.20. The warrants expire at various times through February 4, 2022. None of the 12,000,000 shares were issued during the quarter ended March 31, 2021, and were recognized as stock payable.

●	During the three months ended March 31, 2021, the Company issued 26,769,540 shares, of which 17,000,000 were issued from stock payable, 6,709,100 were converted from 72,600 preferred shares and 2,560,440 shares were issued for legal services.

●	During the three months ended June 30, 2021, the Company sold 3,333,333 shares of common stock for net proceeds of $20,000. With these issuances the company also issued warrants to purchase: (i) 3,333,333 shares at a price of $0.10 per share and (ii) 3,333,333 shares at a price of $0.20. The warrants expire at various times through June 7, 2022. None of the 3,333,333 shares were issued during the quarter ended June 30, 2021, and were recognized as stock payable.

●	During the three months ended June 30, 2021, the Company issued 3,025,952 shares, of which all were converted from 36,300 Preferred C shares.

●	During the three months ended September 30, 2021, the Company sold 5,500,000 shares of common stock for net proceeds of $27,462. With these issuances the company also issued warrants to purchase: (i) 5,500,000 shares at a price of $0.10 per share and (ii) 5,500,000 shares at a price of $0.20. The warrants expire at various times through September 21, 2022. All of these shares were recognized as stock payable.

●	During the three months ended September 30, 2021, the Company issued 42,262,958 shares of common stock, of which 8,133,333 were issued from stock payable, 17,534,387 were converted from 116,050 Preferred stock, 4,095,238 shares were issued for legal services and 12,500,000 shares were issued as a finder’s fee.

●	During the three months ended December 31, 2021, the Company sold 8,625,000 shares of Common Stock for net proceeds of $86,230. With these issuances the company also issued warrants to purchase: (i) 8,625,000 shares of Common Stock at a price of $0.70 per share and (ii) 4,312,500 shares of Common Stock at a price of $1.00 per share. The warrants expire at various times through December 14, 2022. All of these shares were recognized as stock payable.

●	During the three months ended December 31, 2021, the Company issued 50,662,170 shares of common stock, of which 11,032,663 were issued from stock payable, 19,148,052 were converted from 107,000 shares of Preferred stock, 7,981,455 shares were issued for legal services and 12,500,000 shares were issued as a finder’s fee.

The preceding securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering, “as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, and manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Exhibit		Incorporated by Reference			Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
3.1	Articles of Incorporation of SmartMetric, Inc. filed 12/18/02	SB-2	3.1	09/03/04

3.2	Amendment to Articles of Incorporation dated 12/11/09	8-K	3.1	12/18/09

3.3	Amendment to Articles of Incorporation dated 06/08/16	10-K	3.5	09/28/16

3.4	Amendment to Articles of Incorporation dated 10/17/19	8-K	3.1	12/11/19

3.5	Amendment to Articles of Incorporation dated 05/24/21	8-K	3.1	05/28/21

3.6	Series B Preferred Stock Certificate of Designation dated 12/11/09	8-K	3.2	12/18/09

3.7	Amendment to Series B Preferred Stock Certificate of Designation dated 11/05/14	10-Q	3.1	11/14/14

3.8	Amendment to Series B Preferred Stock Certificate of Designation dated 06/08/16	10-K	3.4	09/28/16

3.9	Series C Preferred Stock Certificate of Designations dated 01/14/19	8-K	3.1	01/18/19

3.10	Series D Preferred Stock Certificate of Designations dated 07/27/21	8-K	3.1	07/29/21

3.11	Amended and Restated Bylaws of SmartMetric	8-K	3.1	04/26/16

3.12	Amended and Restated Bylaws of SmartMetric	8-K	3.1	04/29/21

4.1	Common Stock Certificate Specimen	SB-2	4.1	09/03/04

4.2	Form of Warrant issued to May 2013 Investor	8-K	4.1	05/28/13

4.3	Form of Warrant issued to investors between 2015 – 2017	10-K	4.03	10/13/17

4.4*	SmartMetric, Inc. 2017 Equity Compensation Plan	10-Q	4.04	11/14/17

4.5*	Form of Option Grant under 2017 Equity Compensation Plan	10-Q	4.05	11/14/17

4.6*	Form of Restricted Stock Grant under 2017 Equity Compensation Plan	10-Q	4.06	11/14/17

4.7*	Form of Restricted Stock Unit Grant under 2017 Equity Compensation Plan	10-Q	4.07	11/14/17

4.8	Convertible Promissory Note dated 03/05/20 issued by SmartMetric, Inc. in favor of GHS Investments LLC	S-1	4.8	08/06/20

4.9	Promissory Note in the principal amount of $300,000 dated 07/23/21	8-K	4.1	07/29/21

4.10	Common Stock Purchase Warrant dated 07/23/21	8-K	4.2	07/29/21

4.11	Form of Promissory Note dated 01/27/22	8-K	4.1	02/03/22

4.12	Form of Common Stock Purchase Warrant dated 01/27/22	8-K	4.2	02/03/22

EXHIBITS INDEX

4.13	Form of Common Stock Purchase Warrant dated 03/08/22				X

4.14	Promissory Note in the principal amount of $250,000 dated 03/15/22	8-K	4.1	03/21/22

4.15	Common Stock Purchase Warrant dated 03/15/22	8-K	4.2	03/21/22

5.1**	Legal Opinion of MSK

10.1*	Assignment and Assumption Agreement dated 11/12/12 with Applied Cryptography	8-K	10.1	11/16/12

10.2	Subscription Agreement with Investor	8-K	10.1	05/28/13

10.3*	Employment Agreement dated 07/01/12 with Chaya Hendrick and Addendum dated 09/30/15	10-K	10.8	10/05/15

10.4*	Assignment and Assumption dated 09/03/13 with Applied Cryptography	10-K	10.04	10/13/17

10.5	Form of Securities Purchase Agreement with investors used between 2015 - 2017	10-K	10.05	10/13/17

10.6*	Employment Agreement with Chaya Hendrick dated 07/01/17	10-K	10.06	10/13/17

10.7	Employment Agreement with Chaya Hendrick dated 05/13/22				X

10.8*	Issued Patent License and Royalty Agreement dated 9/11/17 with Chaya Hendrick	10-K	10.07	10/13/17

10.9*	Jay Needelman Services Agreement	10-K/A	10.01	10/27/17

10.10	Manufacturer’s Representative Agreement	8-K	10.01	12/26/17

10.11	Agreement with Hogier Gartner CIA S.A. dated 02/16/18	8-K	10.1	02/23/18

10.12*	2018 Professional/Consultant Stock Compensation Plan	S-8	10.1	07/18/18

10.13	Securities Purchase Agreement dated 01/09/19	8-K	10.1	01/18/19

10.14	Equity Financing Agreement dated 03/05/20	S-1	10.13	08/06/20

10.15	Registration Rights Agreement dated 03/05/20	S-1	10.14	08/06/20

10.16	Securities Purchase Agreement dated 07/23/21	8-K	10.1	07/29/21

10.17	Form of Securities Purchase Agreement dated 07/23/21	8-K	10.1	07/29/21

10.18	Form of Securities Purchase Agreement dated 01/27/22	8-K	10.1	02/03/22

10.19	Equity Purchase Agreement dated 03/08/22				X

10.20	Registration Rights Agreement with Mast Hill Fund, L.P. dated 03/08/22				X

10.21	Securities Purchase Agreement dated 03/15/22	8-K	10.1	03/21/22

10.22	Waiver and Consent Agreement dated 11/03/21	10-Q	10.2	02/15/22

14.1	SmartMetric Code of Ethics	SB-2	16.1	09/03/04

21.1	Subsidiaries of the Registrant	S-B/A	21.1	02/03/05

23.1	Consent of Prager Metis CPAs, LLC				X

23.2	Consent of Boyle CPA, LLC				X

23.3**	Consent of MSK (included in Exhibit 5.1)

107	Calculation of Registration Fee				X

*	Management contracts or compensation plans or arrangements in which directors or executive officers are eligible to participate.
**	To be filed by amendment

Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on May 23, 2022.

SIGNATURE	TITLE

/s/ Chaya Hendrick	President, Chief Executive Officer, and Chairman of the Board
Chaya Hendrick

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

President, Chief Executive Officer and Chairman of the Board
Chaya Hendrick	(Principal Executive Officer)	May 23, 2022

	Chief Financial Officer	May 23, 2022
Jay Needelman	(Principal Financial and Accounting Officer)

	Director	May 23, 2022
Elizabeth Ryba